                                                                    Exhibit 4.10





                                    INDENTURE

                                      AMONG

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.,

                                   AS ISSUER,

                 THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

                                 AS GUARANTORS,

                                       AND

                          ___________________________,

                                   AS TRUSTEE

                         DATED AS OF _____________, 200_

                               $ _________________


                    [ZERO COUPON] CONVERTIBLE [SENIOR] NOTES

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                                                 TABLE OF CONTENTS
                                                                                                               Page
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
                                                     ARTICLE 1

                                     DEFINITIONS AND INCORPORATION BY REFERENCE

   Section 1.01.   Definitions....................................................................................1
   Section 1.03.   Incorporation by Reference of Trust Indenture Act..............................................9
   Section 1.04.   Rules of Construction.........................................................................10

                                                     ARTICLE 2

                                                   THE SECURITIES

   Section 2.01.   Form of Securities............................................................................10
   Section 2.02.   Title and Terms...............................................................................11
   Section 2.03.   Denominations.................................................................................12
   Section 2.04.   Forms Generally...............................................................................12
   Section 2.05.   Execution, Authentication and Delivery........................................................12
   Section 2.06.   Registrar and Paying Agent....................................................................12
   Section 2.07.   Transfer and Exchange.........................................................................13
   Section 2.08.   Replacement Securities........................................................................14
   Section 2.09.   Outstanding Securities........................................................................14
   Section 2.10.   Temporary Securities; Exchange of Global Security for Definitive Securities...................15
   Section 2.11.   Book-entry Provisions for Global Securities...................................................15
   Section 2.12.   Cancellation..................................................................................16
   Section 2.13.   Special Transfer Provisions...................................................................16
   Section 2.14.   CUSIP Numbers.................................................................................19
   Section 2.15.   Legend on Restricted Securities...............................................................20
   Section 2.16.   Tax Treatment of Securities...................................................................20

                                                     ARTICLE 3

                                                     REDEMPTION

   Section 3.01.   Notices to Trustee............................................................................20
   Section 3.02.   Selection of Securities To Be Redeemed........................................................21
   Section 3.03.   Notice of Redemption..........................................................................21
   Section 3.04.   Effect of Notice of Redemption................................................................22
   Section 3.05.   Deposit of Redemption Price...................................................................22
   Section 3.06.   Securities Redeemed in Part...................................................................22
   Section 3.08.   Purchase of Securities at Option of the Holder................................................22
   Section 3.09.   Repurchase of Securities at Option of the Holder upon Change in Control.......................28
   Section 3.10.   Effect of Purchase Notice or Change in Control Purchase Notice................................30
   Section 3.11.   Deposit of Purchase Price or Change in Control Purchase Price.................................32
   Section 3.12.   Securities Purchased or Repurchased in Part...................................................32
   Section 3.13.   Covenant to Comply With Securities Laws Upon Purchase or Repurchase of Securities.............32

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
   Section 3.14.   Repayment to the Issuer.......................................................................32
   Section 3.15.   Redemption or Repurchase Upon Trust Assumption Event..........................................33

                                                     ARTICLE 4

                                                     COVENANTS

   Section 4.01.   Payment of Securities.........................................................................36
   Section 4.02.   Financial Information; SEC Reports............................................................37
   Section 4.03.   Corporate Existence...........................................................................37
   Section 4.04.   Restrictions on Liens.........................................................................37
   Section 4.05.   Sale and Leaseback Transaction................................................................39
   Section 4.06.   Compliance Certificate........................................................................39
   Section 4.07.   Further Instruments and Acts..................................................................39
   Section 4.08.   Calculation of Original Issue Discount........................................................39
   Section 4.09.   Securities To Be Equally and Ratably Secured Under Pledge Agreement...........................39
   Section 4.10.   Designation of Subsidiaries...................................................................40

                                                     ARTICLE 5

                                                SUCCESSOR COMPANIES

   Section 5.01.   Merger and Consolidation......................................................................41

                                                     ARTICLE 6

                                               DEFAULTS AND REMEDIES

   Section 6.01.   Events of Default.............................................................................41
   Section 6.02.   Acceleration..................................................................................43
   Section 6.03.   Other Remedies................................................................................44
   Section 6.04.   Waiver of Past Defaults.......................................................................44
   Section 6.05.   Control by Majority...........................................................................44
   Section 6.06.   Limitation on Suits...........................................................................44
   Section 6.07.   Rights of Holders to Receive Payment..........................................................45
   Section 6.08.   Collection Suit by Trustee....................................................................45
   Section 6.09.   Trustee May File Proofs of Claim..............................................................45
   Section 6.10.   Priorities....................................................................................45
   Section 6.11.   Undertaking for Costs.........................................................................46
   Section 6.12.   Waiver of Stay or Extension Laws..............................................................46

                                                     ARTICLE 7

                                                      TRUSTEE

   Section 7.01.   Duties of Trustee.............................................................................46
   Section 7.02.   Rights of Trustee.............................................................................47
   Section 7.03.   Individual Rights of Trustee..................................................................48
   Section 7.04.   Trustee's Disclaimer..........................................................................48

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
   Section 7.05.   Notice of Defaults............................................................................48
   Section 7.06.   Reports by Trustee to Holder..................................................................49
   Section 7.07.   Compensation and Indemnity....................................................................49
   Section 7.08.   Replacement of Trustee........................................................................50
   Section 7.09.   Successor Trustee by Merger...................................................................50
   Section 7.10.   Eligibility; Disqualification.................................................................51
   Section 7.11.   Preferential Collection of Claims Against Issuer..............................................51

                                                     ARTICLE 8

                                               DISCHARGE OF INDENTURE

   Section 8.01.   Discharge of Liability on Securities..........................................................51
   Section 8.02.   Application of Trust Money....................................................................52
   Section 8.03.   Repayment to Issuer...........................................................................52

                                                     ARTICLE 9

                                                     AMENDMENTS

   Section 9.01.   Without Consent of Holders....................................................................52
   Section 9.02.   With Consent of Holders.......................................................................52
   Section 9.03.   Compliance with Trust Indenture Act...........................................................53
   Section 9.04.   Revocation and Effect of Consents and Waivers.................................................53
   Section 9.05.   Notation on or Exchange of Securities.........................................................54
   Section 9.06.   Trustee To Sign Amendments....................................................................54
   Section 9.07.   Waiver of Certain Conditions..................................................................54

                                                     ARTICLE 10

                                            SPECIAL TAX EVENT CONVERSION

   Section 10.01.   Optional Conversion to Semi-annual Coupon Note Upon Tax Event................................55
   Section 10.02.   Paying Agent To Hold Money in Trust..........................................................56
   Section 10.03.   Securityholder Lists.........................................................................56
   Section 10.04.   Payment of Interest; Interest Rights Preserved...............................................56

                                                     ARTICLE 11

                                                     CONVERSION

   Section 11.01.   Conversion Privilege.........................................................................57
   Section 11.02.   Conversion Procedure.........................................................................60
   Section 11.03.   Fractional Shares............................................................................61
   Section 11.04.   Taxes on Conversion..........................................................................61
   Section 11.05.   Issuer to Provide Stock......................................................................62
   Section 11.06.   Adjustment for Change In Capital Stock.......................................................62
   Section 11.07.   Adjustment for Rights Issue..................................................................63
   Section 11.08.   Adjustment for Other Distributions...........................................................63
   Section 11.09.   When Adjustment May Be Deferred..............................................................64
   Section 11.10.   When No Adjustment Required..................................................................65

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
   Section 11.11.   Notice of Adjustment.........................................................................65
   Section 11.12.   Voluntary Increase...........................................................................65
   Section 11.13.   Notice of Certain Transactions...............................................................65
   Section 11.14.   Reorganization of Issuer; Special Distributions..............................................66
   Section 11.15.   Issuer Determination Final...................................................................67
   Section 11.16.   Trustee's Adjustment Disclaimer..............................................................67
   Section 11.17.   Simultaneous Adjustments.....................................................................67
   Section 11.18.   Successive Adjustments.......................................................................67
   Section 11.19.   Rights Issued in Respect of Shares Issued Upon Conversion....................................67
   Section 11.20.   Restriction on Shares Issued Upon Conversion.................................................67
   Section 11.21.   Conversion Adjustments Upon Share Separation.................................................69

                                                     ARTICLE 12

                                                 SECURITY GUARANTEE

   Section 12.01.   Guarantee....................................................................................70
   Section 12.02.   Limitation on Guarantor Liability............................................................71
   Section 12.03.   Delivery of Guarantee........................................................................71
   Section 12.04.   Guarantors May Consolidate, etc. on Certain Terms............................................72
   Section 12.05.   Release......................................................................................72

                                                     ARTICLE 13

                                                   MISCELLANEOUS

   Section 13.01.   Trust Indenture Act Controls.................................................................73
   Section 13.02.   Notices......................................................................................73
   Section 13.03.   Communication by Holders with Other Holders..................................................74
   Section 13.04.   Certificate and Opinion as to Conditions Precedent...........................................74
   Section 13.05.   Statements Required in Certificate or Opinion................................................74
   Section 13.06.   When Securities Disregarded..................................................................75
   Section 13.07.   Rules by Trustee, Paying Agent and Registrar.................................................75
   Section 13.08.   Legal Holidays...............................................................................75
   Section 13.09.   Governing Law................................................................................75
   Section 13.10.   No Recourse Against Others...................................................................75
   Section 13.11.   Successors...................................................................................75
   Section 13.12.   Multiple Originals...........................................................................75
   Section 13.13.   Table of Contents;  Headings.................................................................76
   Section 13.14.   Severability.................................................................................76



EXHIBIT A:  FORM OF SECURITY...................................................................................A-1

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                  INDENTURE, dated as of __________, 20__, among STARWOOD HOTELS
& RESORTS WORLDWIDE, INC., a Maryland corporation (the "Issuer" or the "Company"), the parties listed on the signature pages hereto that are subsidiaries of the Issuer (the "Guarantors") and ____________________, a ____________________, as trustee (the "Trustee").


                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer's [Zero Coupon] Convertible [Senior] Notes due _______ (the "Securities"):


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.01.     Definitions.

                  "Accreted Conversion Price" means with respect to a Security with $1,000 of Principal Amount at Maturity, as of the date of determination, the quotient of (i) the sum of the Issue Price plus Original Issue Discount accrued to such date (or, if the Issuer has exercised its option to convert the Securities to semi-annual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount) divided by (ii) the Conversion Rate in effect on such date.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent Members" has the meaning specified in Section 2.11.

                  "Average Quoted Price" has the meaning specified in Section 11.01.

                  "Bankruptcy Law" has the meaning specified in Section 6.01.

                  "Bid Solicitation Agent" means a bid solicitation agent appointed by the Issuer to act in such capacity pursuant to the paragraph entitled "Contingent Interest" of the Securities, which initially shall be the Trustee.

                  "Board of Directors" means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of the Board of Directors of the Issuer.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capitalized Lease-Back Obligation" means the total net rental obligations of the Issuer or a Restricted Subsidiary under any lease entered into as part of a Sale and Lease-Back Transaction involving a Principal Property discounted to present value at the rate of 9% per annum.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

                  "Change in Control" has the meaning specified in Section 3.08.

                  "Change in Control Notice" has the meaning specified in
Section 3.08.

                  "Change in Control Notice Date" has the meaning specified in
Section 3.08.

                  "Change in Control Purchase Date" has the meaning specified in
Section 3.08.

                  "Change in Control Purchase Notice" has the meaning specified in Section 3.08.

                  "Change in Control Purchase Price" has the meaning specified in Section 3.08.

                  "Class B Shares" means Class B Shares, $.01 par value per share, of the Trust as such shares exist on the date of this Indenture or any other shares of Capital Stock of the Trust into which the Class B Shares shall be reclassified or changed.

                  "Clearstream" has the meaning specified in Section 2.01.

                  "Closing Date" means the date of this Indenture.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall instead mean such successor Person.

                  "Consolidated Net Tangible Assets" means the total of all assets appearing on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries prepared in accordance with accounting principles generally accepted in the United States as of a date not more than 90 days prior to the date as of which Consolidated Net Tangible Assets are to be determined, but excluding (i) the book amount of all segregated intangible assets, (ii) all depreciation, valuation and other reserves, (iii) current liabilities, (iv) any minority interest in the stock and surplus of Restricted Subsidiaries, (v) investments in subsidiaries which are not Restricted Subsidiaries, (vi) deferred income and deferred liabilities, and (vii) other items deductible under generally accepted accounting principles.

                  "Contingent Debt Regulations" has the meaning specified in
Section 2.16.

                  "Contingent Interest" has the meaning specified in the paragraph entitled "Contingent Interest" of the Securities.

                  "Conversion Agent" means the Trustee or such other office or agency designated by the Issuer where Securities may be presented for conversion.

                  "Conversion Date" has the meaning specified in Section 11.02.

                  "Conversion Percentage" means, prior to ________, 20__, ___%, from ________, 20__ through ________, 20__, ___%, and on each ________
thereafter the Conversion Percentage shall decline by __% through and including ________, 20__, and thereafter the Conversion Percentage shall be ___%.

                  "Conversion Rate" has the meaning specified in Section 11.01.

                  "Corporate Trust Office" means the office of the Trustee specified in Section 13.02.

                  "Corporation Shares" means shares of common stock, $.01 par value per share, of the Issuer as such shares exist on the date of this Indenture or any other shares of Capital Stock of the Issuer into which the Corporation Shares shall be reclassified or changed.

                  "Custodian" has the meaning specified in Section 6.01.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Defaulted Interest" has the meaning specified in Section
10.04.

                  "Definitive Securities" has the meaning specified in Section 2.01.

                  "Depositary" means, with respect to the Securities issuable in whole or in part in global form, the Person specified pursuant to Section 2.01 hereof as the initial Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall instead mean or include such successor.

                  "Dollar" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

                  "Euroclear" has the meaning specified in Section 2.01.

                  "Event of Default" has the meaning specified in Section 6.01.

                  "Ex-Dividend Time" has the meaning specified in Section 11.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Person" has the meaning specified in Section 3.08.

                  "Extraordinary Cash Dividend" has the meaning specified in
Section 11.08.

                  "Funded Debt" as applied to any corporation means all indebtedness incurred, created, assumed or guaranteed by such corporation, or upon which it customarily pays interest charges, which matures, or is renewable by such corporation to a date, more than one year after the date as of which Funded Debt is being determined; provided, however, that the term "Funded Debt" shall not include (i) indebtedness incurred in the ordinary course of business representing borrowings, regardless of when payable, of such corporation from time to time against, but not in excess of the face amount of, its installment accounts receivable for the sale of appliances and equipment sold in the regular course of business or (ii) advances for construction and security deposits received by such corporation in the ordinary course of business.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those principles set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Global Security" has the meaning specified in Section 2.01.

                  "Guarantors" means the parties listed on the signature pages hereto that are subsidiaries of the Issuer.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Indebtedness" means bonds, debentures, notes and other instruments representing obligations created or assumed by such Person for the repayment of money borrowed (other than unamortized debt discount or premium). All indebtedness secured by a lien upon property owned by such Person or any Subsidiary and upon which indebtedness such Person customarily pays interest, although such Person has not assumed or become liable for the payment of such indebtedness, shall for all purposes hereof be deemed to be indebtedness of such Person. All indebtedness for money borrowed incurred by other persons which is directly guaranteed as to payment of principal by such Person shall for all purposes hereof be deemed to be indebtedness of, but no other contingent obligation of any such Person in respect of indebtedness incurred by other Persons shall for any purpose be deemed indebtedness of such Person.

                  "Indenture" means this Indenture as amended or supplemented from time to time and includes the terms of Securities established as contemplated by Section 2.01.

                  "Initial Purchaser" means ___________________.

                  "Interest Payment Date" has the meaning specified in Section 10.01.

                  "Issue Date" means the date the Securities are originally issued or deemed issued as set forth on the face of the Security under this Indenture.

                  "Issue Price" of any Security means, in connection with the original issuance of such Security, the issue price as set forth on the face of the Security.

                  "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, instead means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the indenture securities.

                  "Issuer's Notice" has the meaning specified in Section 3.07.

                  "Issuer's Notice Date" has the meaning specified in Section 3.07.

                  "Legal Holiday" has the meaning specified in Section 13.08.

                  "Market Price" has the meaning specified in Section 3.07.

                  "Maturity", when used with respect to any Security, means the date on which the principal, Restated Principal Amount, Purchase Price or Change in Control Purchase Price of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, on a Redemption Date, Purchase Date or Change in Control Purchase Date, or by declaration of acceleration or otherwise.

                  "Non-Global Purchasers" has the meaning specified in Section 2.01.

                  "Notice of Default" has the meaning specified in Section 6.01.

                  "Offering Memorandum" means the offering memorandum relating to the Securities dated _________, 200_.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, an Assistant or Deputy Treasurer or the Secretary or an Assistant Secretary of the Issuer.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Issuer or the Trustee.

                  "Option Exercise Date" has the meaning specified in Section 10.01.

                  "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount at Maturity of the Security as set forth on the face of the Security, which shall accrue as set forth in the form of Security.

                  "Paying Agent" has the meaning specified in Section 2.06.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Pledge Agreement" means the Pledge and Security Agreement, dated February 23, 1998, as amended modified or supplemented, by and between the Issuer, the Trust, certain direct and indirect subsidiaries of the Issuer and Bankers Trust Company, as Collateral Agent.

                  "Pledge Termination Event" means the earliest to occur of (i) the termination of the Pledge Agreement or the release of all of the collateral thereunder in accordance with the terms thereof, (ii) the release by the lenders under the Senior Credit Facility of the security interests and benefits afforded by the Pledge Agreement such that the Senior Credit Facility is no longer secured by any of the collateral under the Pledge Agreement, (iii) the repayment in full of the obligations under the Senior Credit Facility or (iv) the occurrence of a "Termination Date" (as such term is defined in the Senior Credit Facility).

                  "Principal Amount at Maturity" of any Security means the Principal Amount at Maturity as set forth on the face of the Security.

                  "Principal Property" means any single property owned by the Issuer or any Restricted Subsidiary having a gross book value in excess of 2% of Consolidated Net Tangible Assets, except any such property or portion thereof which the Board of Directors by resolution declares is not of material importance to the total business conducted by the Issuer and its Restricted Subsidiaries as an entirety.

                  "protected purchaser" has the meaning specified in Section
2.08.

                  "Purchase Agreement" means the Purchase Agreement dated _______, 20__, among the Issuer, the Trust and the Initial Purchaser.

                  "Purchase Date" has the meaning specified in Section 3.07.

                  "Purchase Notice" has the meaning specified in Section 3.07.

                  "Purchase Price" has the meaning specified in Section 3.07.

                  "QIBs" has the meaning specified in Section 2.01.

                  "Rating Event" has the meaning specified in Section 11.21.

                  "Redemption Date" shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 3 hereof.

                  "Redemption Price" has the meaning specified in the Securities.

                  "Registrar" has the meaning specified in Section 2.06.

                  "Registration Rights Agreement" means the Registration Rights
Agreement dated         , 200 , among the Issuer, the Guarantors and the Initial
Purchaser.


                  "Regular Record Date" has the meaning specified in Section 10.01.

                  "Regulation S" has the meaning specified in Section 2.01.

                  "Restated Principal Amount" has the meaning specified in
Section 10.01.

                  "Restricted Security" has the meaning specified in Section
2.15.

                  "Restricted Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

                  "Restricted Subsidiary" means any subsidiary other than an Unrestricted Subsidiary.

                  "Rights" has the meaning specified in Section 11.19.

                  "Rights Agreement" has the meaning specified in Section 11.19.

                  "Rule 144A" has the meaning specified in Section 2.01.

                  "Sale and Lease-Back Transaction" has the meaning specified in
Section 4.05.

                  "Sale Price" has the meaning specified in Section 3.08.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" has the meaning specified in the second paragraph of this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor thereto, who shall initially be the Trustee.

                  "Senior Credit Facility" means the Credit Agreement, dated as of February 23, 1998, among the Issuer, the Trust, the Realty Partnership and Chess Acquisition Corp. (and Sheraton Holding Corp., as its successor by merger), certain additional borrowers, various lenders and Lehman Commercial Paper Inc. and Bank of Montreal, as syndication agents, and Bankers Trust Company and The Chase Manhattan Bank, as administrative agents, as such agreement has been or hereafter may be amended in accordance with its terms.

                  "Share" means an attached unit consisting of one Corporation Share and one Class B Share; provided that upon the occurrence of a Share Separation, the term "Share" shall mean a Corporation Share; provided further that upon the occurrence of a Trust Assumption Event, the term "Share" shall mean a Class B Share.

                  "Share Separation" has the meaning specified in Section 11.21.

                  "Shelf Registration" shall have the meaning set forth in the Registration Rights Agreement.

                  "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

                  "Special Record Date" has the meaning specified in Section 10.04.

                  "Stated Maturity," when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security is due and payable or, if the Securities have been converted into semi-annual coupon notes, the date specified in such Security as the fixed date on which the Restated Principal Amount thereof or any installment of interest thereon is due and payable.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Successor Company" has the meaning specified in Section 5.01.

                  "Tax Event" means that the Issuer shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after ________, 20__, as a result of (a) any issuance or announcement of an amendment to, or change in, or an amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after ________, 20__, there is more than an insubstantial risk that interest (including Original Issue Discount and Contingent Interest, if any) payable on the Securities either (i) would not be deductible on a current accrual basis or
(ii) would not be deductible under any other method, in either case in whole or in part, by the Issuer (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

                  "Tax Event Date" has the meaning specified in Section 10.01.

                  "trading day" has the meaning specified in Section 11.01.

                  "Time of Determination" has the meaning specified in Section 11.01.

                  "Trust" means Starwood Hotels & Resorts, a Maryland real estate investment trust and a Subsidiary of the Issuer.

                  "Trust Assumption Event" has the meaning specified in Section 11.21.

                  "Trust Assumption Event Notice" has the meaning specified in
Section 3.14(d).

                  "Trust Assumption Event Notice Date" has the meaning specified in Section 3.14(d).

                  "Trust Assumption Event Purchase Date" has the meaning specified in Section 3.14(b).

                  "Trust Assumption Event Purchase Price" has the meaning specified in Section 3.14(b).

                  "Trust Assumption Event Redemption Date" has the meaning specified in Section 3.14(a).

                  "Trust Assumption Event Redemption Price" has the meaning specified in the paragraph entitled "Redemption at Option of Issuer" of the Securities.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, instead means the successor.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bb) in effect on the Closing Date.

                  "Trust Officer" means any Vice President, Assistant Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "United States National Securities Exchange" means the Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange, or any successor securities exchange thereto.

                  "Unrestricted Subsidiary" mean (i) any subsidiary 50% or less of the voting stock of which is owned directly by the Issuer and/or one or more Restricted Subsidiaries or (ii) any Subsidiary designated as an Unrestricted Subsidiary by the Board of Directors.

                  SECTION 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder or Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

                  All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.03.     Rules of Construction.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular; and

                  (6) Section references are to Sections of this Indenture unless the context otherwise requires; and

                  (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

                                    ARTICLE 2

                                 THE SECURITIES

                  SECTION 2.01. Form of Securities. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture.

                  The Securities offered and sold (i) in reliance on Regulation S under the Securities Act ("Regulation S") or (ii) to "qualified institutional buyers" as defined in Rule 144A ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A"), each as provided in the Purchase Agreement, shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (a "Global Security"). Any Global

Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Securities held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream")), duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  Except as provided in Section 2.10 and 2.13, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Securities in definitive form. Transferees of Securities who are not QIBs and did not purchase Securities sold in reliance on Regulation S under the Securities Act (referred to herein as the "Non-Global Purchasers") will receive certificated Securities in definitive form bearing the Restricted Securities Legend set forth in Exhibit A hereto ("Definitive Securities"). Definitive Securities will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.13(b).

                  SECTION 2.02. Title and Terms. The aggregate Principal Amount at Maturity of Securities which may be authenticated and delivered under this Indenture is limited to $_______________ (subject to increase to $_______________ in the event the Initial Purchaser exercises the over-allotment option under the Purchase Agreement), except for replacement Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.08.

                  Except as provided for in the Securities, there shall be no periodic payments of interest on the Securities. The calculation of the accrual of Original Issue Discount in the period during which each Security remains outstanding shall be on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, and such accrual shall commence on the Issue Date of the Securities. In the event of the maturity, conversion, purchase by the Issuer at the option of a Holder or redemption of a Security, Original Issue Discount, if any, shall cease to accrue on such Security, under the terms and subject to the conditions of this Indenture.

                  The Issue Price and Original Issue Discount accrued on the Securities shall be payable at (i) the office or agency of the Issuer in The City of New York maintained for such purpose, which initially shall be the principal corporate trust office of the Trustee in The City of New York, (ii) the Corporate Trust Office and (iii) at any other office or agency maintained by the Issuer for such purpose; provided, however, that at the option of the Issuer payments may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the security register.

                  The Securities shall not have the benefit of a sinking fund.

                  The Securities shall be general senior obligations of the Issuer secured on an equal and ratable basis as provided in Section 4.11.

                  SECTION 2.03. Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 Principal Amount at Maturity and any integral multiple of $1,000 above that amount.

                  SECTION 2.04. Forms Generally. The Securities may have such letters, notations, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, securities exchange rule, the Code and regulations thereunder, agreements to which the Issuer is subject, if any, or usage (provided that any such notation legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication.

                  The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution thereof.

                  SECTION 2.05. Execution, Authentication and Delivery. One or more Officers of the Issuer shall sign the Securities on behalf of the Issuer by manual or facsimile signature. The Issuer's seal, if any, may, but need not, be impressed, affixed, imprinted or reproduced on the Securities and, if it is, then it may be in facsimile form.

                  If an Officer of the Issuer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.06. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and
(ii) the Securities Custodian with respect to the Global Securities.

                  The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agency agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically organized Subsidiaries may act as Paying Agent or Registrar.

                  The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

                  SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with this Indenture. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a)(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar with a request to exchange them for Securities of other denominations and of a like aggregate Principal Amount at Maturity and tenor, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any such transfer or exchange pursuant to this Section. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving any payment on such Security (including interest, if the Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event and Contingent Interest and Defaulted Interest, if any) and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of a beneficial interest in such Global Security may be effected only through a book-entry system maintained by (i) the Holder of such Global Security (or its agent) or (ii) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book-entry.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking, and the Registrar does not register a transfer prior to receiving such notification, (ii) requests the Issuer or the Trustee to issue a new replacement Security, prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for the costs and expenses they incur in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable or has been called for redemption in full, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

                  Every replacement Security is an additional obligation of the Issuer.

                  The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

                  SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

                  If a Security is replaced pursuant to Section 2.08, the Security so replaced ceases to be outstanding unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, at Maturity, money or securities sufficient to pay all amounts payable on that date with respect to the Securities (or portions thereof) to be redeemed, purchased or repurchased or maturing, as the case may be, then on and after that date, such Securities (or portions thereof) shall cease to be outstanding and Original Issue Discount (or interest, if the Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event) on them or Contingent Interest and Defaulted Interest, if any, shall cease to accrue.

                  SECTION 2.10. Temporary Securities; Exchange of Global Security for Definitive Securities.

                  (a) In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

                  (b) Except for transfers made in accordance with Section 2.13(a), a Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.11 shall be transferred to the beneficial owners thereof in the form of certificated Securities in definitive form only if such transfer complies with Section 2.13 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Issuer within 90 days of such notice, or (ii) the Issuer so elects.

                  (c) Any Global Security or interest thereon that is transferable to the beneficial owners thereof in the form of certificated Securities in definitive form shall, if held by the Depository, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Securities of authorized denominations in the form of certificated Securities in definitive form. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Securities in the form of certificated Securities in definitive form delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.13(b), bear the Restricted Securities Legend set forth in Exhibit A hereto.

                  (d) Prior to any transfer pursuant to Section 2.10(b), the registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                  The Issuer will make available to the Trustee a reasonable supply of certificated Securities in definitive form.

                  SECTION 2.11. Book-entry Provisions for Global Securities. This Section 2.11 shall apply only to a Global Security deposited with or on behalf of the Depositary.

                  The Issuer shall execute and the Trustee shall, in accordance with this Section 2.11 and the written order of the Issuer, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such

Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and Instructions to Participants" of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream. The Trustee shall have no obligation to notify holders of any such procedures or to monitor or enforce compliance with the same.

                  SECTION 2.12. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article 11 hereof) or cancellation and deliver canceled Securities to the Issuer pursuant to written direction by an Officer of the Issuer. In the absence of any such direction, the Trustee may treat canceled Securities in accordance with its document retention policies. The Issuer may not issue new Securities to replace Securities they have redeemed, paid in full or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

                  SECTION 2.13. Special Transfer Provisions. (a) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Sections 2.10 and 2.11 and this Section 2.13(a); provided, however, that beneficial interests in a Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Security in accordance with the transfer restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum and, if applicable, in Exhibit ___.

                  Except for transfers or exchanges made in accordance with paragraphs (1) through (4) of this Section 2.13(a) and Section 2.10, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (1) Global Security to Definitive Security. If an owner of a beneficial interest in a Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Security to a Person who is required to take delivery thereof in the form of a Definitive Security, such owner may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depositary, cause the exchange of such interest for one or more Definitive Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Registrar of (A) instructions from Euroclear or Clearstream, if applicable, and the Depositary directing the Trustee to authenticate and deliver one or more Definitive Securities of the same aggregate principal amount as the beneficial interest in the Global Security to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Definitive Securities to be so issued and appropriate delivery instructions, (B) a certificate substantially in the form of Exhibit ___ attached hereto given by the owner of such beneficial interest, (C) a certificate substantially in the form of Exhibit ___ attached hereto given by the person acquiring the Definitive Securities for which such interest is being exchanged, to the effect set forth therein, and (D) such other certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then Euroclear or Clearstream, if applicable, or the Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced such Global Security by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Security that is being transferred, and concurrently with such reduction and debit the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of the same aggregate principal amount in accordance with the instructions referred to above.

                  (2) Definitive Security to Definitive Security. If a holder of a Definitive Security wishes at any time to transfer such Definitive Security (or portion thereof) to a Person who is required to take delivery thereof in the form of a Definitive Security, such holder may, subject to the restrictions on transfer set forth herein and in such Definitive Security, cause the transfer of such Definitive Security (or any portion thereof in a principal amount equal to an authorized denomination) to such transferee. Upon receipt by the Registrar of (A) such Definitive Security, duly endorsed as provided herein, (B) instructions from such holder directing the Trustee to authenticate and deliver one or more Definitive Securities of the same aggregate principal amount as the Definitive Security (or portion thereof) to be transferred, such instruction to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Definitive Securities to be so issued and appropriate delivery instructions, (C) a certificate from the holder of the Definitive Security to be transferred in substantially the form of Exhibit ___ attached hereto, (D) a certificate substantially in the form of Exhibit ___ attached hereto given by the person acquiring the Definitive Securities (or portion thereof), to the effect set forth therein, and (E) such other certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities

         Act, legal opinions as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar, shall cancel or cause to be canceled such Definitive Security and concurrently therewith, the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities in the appropriate aggregate principal amount, in accordance with the instructions referred to above and, if only a portion of a Definitive Security is transferred as aforesaid, concurrently therewith the Issuer shall execute and the Trustee shall authenticate and deliver to the transferor a Definitive Security in a principal amount equal to the principal amount which has not been transferred. A holder of a Definitive Security may at any time exchange such Definitive Security for one or more Definitive Securities of other authorized denominations and in the same aggregate principal amount and registered in the same name by delivering such Definitive Security, duly endorsed as provided herein, to the Trustee together with instructions directing the Trustee to authenticate and deliver one or more Definitive Securities in the same aggregate principal amount and registered in the same name as the Definitive Security to be exchanged, and the Registrar thereupon shall cancel or caused to be canceled such Definitive Security and concurrently therewith the Issuer shall execute and Trustee shall authenticate and deliver, one or more Definitive Securities in the same aggregate principal amount and registered in the same name as the Definitive Security being exchanged.

                  (3) Definitive Security to Global Security. If a holder of a Definitive Security wishes at any time to transfer such Definitive Security (or portion thereof) to a Person who is not required to take delivery thereof in the form of a Definitive Security, such holder shall, subject to the restrictions on transfer set forth herein and in such Definitive Security and the rules of the Depositary and Euroclear and Clearstream, as applicable, cause the exchange of such Definitive Security for a beneficial interest in the Global Security. Upon receipt by the Registrar of (A) such Definitive Security, duly endorsed as provided herein, (B) instructions from such holder directing the Trustee to increase the aggregate principal amount of the Global Security deposited with the Depository or with the Trustee as custodian for the Depository by the same aggregate Principal Amount at Maturity as the Definitive Security to be exchanged, such instructions to contain the name or names of a member of, or participant in, the Depository that is designated as the transferee, the account of such member or participant and other appropriate delivery instructions, (C) the assignment form on the back of the Definitive Security completed in full (certifying in effect that such transfer complies with Rule 144A or Regulation S under the Securities Act or is otherwise being made to a Person who is not required to take delivery of the Securities in the form of a Definitive Security) and (D) such other certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Issuer may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in transaction not subject to, the registration requirements of the Securities Act, then the Trustee shall cancel or cause to be canceled such Definitive Security and concurrently therewith shall increase the aggregate principal amount of the Global Security by the same aggregate principal amount as the Definitive Security canceled.

                  (4) Other Exchanges. In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to
         Section 2.10 prior to the effectiveness of a Shelf Registration contemplated by and in accordance with the terms of the Registration Rights Agreement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (2) and (3) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

                  (b) Except in connection with a Shelf Registration contemplated by and in accordance with the terms of the Registration Rights Agreement, if Securities are issued upon the registration of transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, or if a request is made to remove such a Restrictive Securities Legend on Securities, the Securities so issued shall bear the Restricted Securities Legend, or a Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Issuer of such satisfactory evidence, the Trustee, at the written direction of the Issuer, shall authenticate and deliver Securities that do not bear the legend. The Issuer shall not otherwise be entitled to require the delivery of a legal opinion in connection with any transfer or exchange of Securities.

                  (c) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

                  (d) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among Depositary's participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.14. CUSIP Numbers. The Issuer in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities and any such redemption shall not be affected by any defect in or omission of such numbers.

                  SECTION 2.15. Legend on Restricted Securities. During the period beginning on ________, 20__ (or such later date on which any Securities may be originally issued pursuant to the Initial Purchaser's exercise of the over-allotment option under the Purchase Agreement) and ending on the date two years from such date, any Security (including any Security issued in exchange therefor or in lieu thereof), shall be deemed a "Restricted Security" and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Exhibit A; provided, however, that the term "Restricted Security" shall not include any Securities as to which restrictions have been terminated in accordance with the terms of this Indenture, including, without limitation, Section 2.13(b). All Securities shall bear the applicable legends set forth on the face of the form of Security in Exhibit A. Except as provided in Section 2.13, the Trustee shall not issue any unlegended Security until it has received an Officers' Certificate from the Issuer directing it to do so.


                  SECTION 2.16. Tax Treatment of Securities. The Issuer agrees, and by acceptance of a beneficial interest in the Securities, each beneficial holder of the Securities will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Debt Regulations") and, for purposes of the Contingent Debt Regulations, to treat, without limitation, the amount of cash and the fair market value of any Shares beneficially received by a beneficial holder upon any conversion of the Securities as a contingent payment and (2) to be bound by the Issuer's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Debt Regulations, with respect to the Securities. For purposes of the foregoing, the Issuer's determination of the "comparable yield" is ___% per annum and the Issuer's determination of the "projected payment schedule" is as set forth in Exhibit ___ attached hereto. A Holder of Securities may also obtain the comparable yield and projected payment schedule by submitting a written request to the Issuer at the following address: Starwood Hotels & Resorts Worldwide, Inc., 1111 Westchester Avenue, White Plains, New York, 10604, Attention: General Counsel.


                                    ARTICLE 3

                                   REDEMPTION

                  SECTION 3.01. Notices to Trustee. Subject to Section 3.14, prior to ________, 20__, Securities shall not be redeemable. Beginning on ________, 20__, the Issuer, at its option, may elect to redeem Securities in accordance with the provisions thereof and of this Indenture. If the Issuer elects to redeem Securities, it shall notify the Trustee in writing of the date of redemption (the "Redemption Date"), the Principal Amount at Maturity of Securities to be redeemed and the Redemption Price.

                  The Issuer shall give each notice to the Trustee provided for in this Section at least 30 days but not more than 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities held in definitive form are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis in accordance with the Principal Amounts at Maturity. The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. Securities and portions thereof that the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Issuer of the Securities or portions thereof to be redeemed.

                  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date of Securities, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

         The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2)      the Redemption Price and the Conversion Rate;

                  (3) the name and address of the Paying Agent and Conversion Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (5) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

                  (6) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

                  (7) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and Principal Amounts at Maturity of the particular Securities to be redeemed;

                  (8) that, unless the Issuer defaults in making payment of such Redemption Price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, Original Issue Discount on Securities (or portions thereof) called for redemption, or interest (including Contingent Interest and Defaulted Interest), if any, will cease to accrue on and after the Redemption Date;

                  (9) the CUSIP number, if any, printed on the Securities being redeemed;

                  (10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities; and

                  (11) the election of the Issuer (which, subject to the provisions of Article 11 hereof, shall be irrevocable) to deliver Shares or to pay cash in lieu of delivery of such Shares with respect to any Securities that may be converted after the mailing of such notice and prior to the Redemption Date.

                  At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed to the Holders, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Issuer any money, not required for that purpose because of conversion of Securities pursuant to Article 11. If such money is then held by the Issuer in trust and is not required for such purpose it shall be discharged from such trust. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

                  SECTION 3.07. Purchase of Securities at Option of the Holder.

                  (a) General. The Securities shall be purchased by the Issuer pursuant to the terms thereof as of ______, 20__, ______, 20__, ______, 20__,
______, 20__, and ______, 20__, (each, a "Purchase Date"), at the purchase price of $______ per $1,000 of Principal Amount at

Maturity as of ______, 20__, $______ per $1,000 of Principal Amount at Maturity as of ______, 20__, $______ per $1,000 of Principal Amount at Maturity as of ______, 20__, $______ per $1,000 of Principal Amount at Maturity as of ______, 20__ and $______ per $1,000 of Principal Amount at Maturity as of ______, 20__ (each, a "Purchase Price", as applicable) at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice"), substantially in the form of Exhibit ___ hereto, at any time from the opening of business on the date that is at least 20 Business Days prior to a Purchase Date until the close of business on the third Business Day prior to the Purchase Date stating:

                           (A) the certificate number of the Security which the
                  Holder will deliver to be purchased,

                           (B) the portion of the Principal Amount at Maturity
                  of the Security which the Holder will deliver to be purchased, which portion must be in a Principal Amount at Maturity of $1,000 or integral multiples thereof,

                           (C) that such Security shall be purchased as of the
                  Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture, and

                           (D) in the event the Issuer elects, pursuant to
                  Section 3.07(b), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Shares, but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Shares is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 3.07(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

                  (2) delivery of such Security to the Paying Agent for cancellation prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.07 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

                  If a Holder, in such Holder's Purchase Notice, fails to indicate such Holder's choice with respect to the election set forth in clause
(D) of Section 3.07(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

                  The Issuer shall purchase from the Holder thereof, pursuant to this Section 3.07, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Issuer contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.07(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

                  The Paying Agent shall promptly notify the Issuer of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (b) Issuer's Right to Elect Manner of Payment of Purchase Price. The Securities to be purchased pursuant to Section 3.07(a) may be paid for, at the election of the Issuer, in cash or in Shares valued at the Market Price, or in any combination of cash and Shares, subject to the conditions set forth in Sections 3.07(c) and (d). The Issuer shall designate, in the Issuer's Notice delivered pursuant to Section 3.07(e), whether the Issuer will purchase the Securities for cash or Shares, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or Shares; provided that the Issuer shall pay cash for fractional Shares. For purposes of determining the existence of potential fractional Shares, all Securities subject to purchase by the Issuer held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section
3.07 shall receive the same percentage of cash or Shares in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.07(d) with regard to the payment of cash in lieu of fractional Shares and (ii) in the event that the Issuer is unable to purchase the Securities of a Holder or Holders for Shares because any necessary qualifications or registrations of the Shares under applicable state or foreign securities laws cannot be obtained, the Issuer may purchase the Securities of such Holder or Holders for cash. The Issuer may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Issuer has given the Issuer's Notice to Securityholders except pursuant to this Section 3.07(b) or pursuant to Section 3.07(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Shares.

                  If the Issuer elects to pay all or part of the Purchase Price in Shares, the portion of accrued Original Issue Discount (or interest if the Issuer has exercised its option to convert the Securities into semi-annual coupon notes following the occurrence of a Tax Event) attributable to the period from the Issue Date (or, if the Issuer has exercised the option to convert the Securities into semi-annual coupon notes following the occurrence of a Tax Event, the later of (x) the date of such exercise, and (y) the date on which interest was last paid) through the Purchase Date and with respect to the surrendered Security and (except as provided in the Security) accrued Contingent Interest and Defaulted Interest, if any, with respect to the surrendered Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Shares (together with cash payment, if any, in lieu of fractional Shares) and cash, if any, in exchange for the Security being purchased pursuant to the terms hereof; and such cash and the fair market value of such Shares (together with any such cash payment in lieu of fractional Shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Issuer has exercised its option to convert the Securities into semi-annual coupon notes following the occurrence of a Tax Event) accrued through the Purchase Date and accrued Contingent Interest and Defaulted Interest, if any, and the balance, if any, of such cash and the fair market value of such Shares (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Security being purchased pursuant to the provisions hereof.

                  (c) Purchase with Cash. On each Purchase Date, at the option of the Issuer, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.07(a) has been given, or a specified percentage thereof, may be paid by the Issuer with cash equal to the aggregate Purchase Price of such Securities.

                  (d) Payment by Issuance of Shares. On each Purchase Date, at the option of the Issuer, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.07(a) has been given, or a specified percentage thereof, may be paid by the Issuer by the issuance of a number of Shares equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Issuer elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of a Share, subject to the next succeeding paragraph.

                  The Issuer may not issue a fractional Share in payment of the Purchase Price. Instead the Issuer shall pay cash for the current market value of the fractional Share. The current market value of a fraction of a Share shall be determined, to the nearest 1/1,000th of a Share, by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of Shares shall be based on the aggregate amount of Securities to be purchased.

                  The Issuer's right to exercise its election to purchase the Securities pursuant to Section 3.07 through the issuance of Shares shall be conditioned upon:

                  (i) the Issuer's not having given its Issuer's Notice of an election to pay entirely in cash and its giving of a timely Issuer's Notice of election to purchase all or a specified percentage of the Securities with Shares as provided herein;

                  (ii) the listing of the Shares to be issued in respect of the payment of the Purchase Price on the principal United States National Securities Exchange on which the Shares are then listed or quoted;

                  (iii) the registration of the Shares to be issued in respect of the payment of the Purchase Price under the Securities Act and the Exchange Act, if required; and

                  (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration.

                  The Issuer may pay the Purchase Price (or any portion thereof) in Shares only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Issuer has elected to purchase the Securities pursuant to this Section 3.07 through the issuance of Shares, the Issuer shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

                  The "Market Price" means the average of the Sale Prices of the Shares for the five day trading period ending on the third trading day prior to the applicable Purchase Date, Change in Control Purchase Date or Conversion Date, as the case may be, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date, Change in Control Purchase Date or Conversion Date, as the case may be, of any event described in Section 11.06, 11.07 or 11.08; subject, however, to the conditions set forth in Sections 11.09 and 11.10.

                  The "Sale Price" of the Shares on any date means the closing per Share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States National Securities Exchange on which the Shares are then listed or quoted.

                  (e) Notice. The Issuer's notice of whether it intends to pay the Purchase Price with cash or Shares or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided herein (the "Issuer's Notice"). The Issuer's Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Issuer's Notice Date"). The Issuer's Notice shall state the manner of payment and shall contain the following information:

                  In the event the Issuer has elected to pay the Purchase Price (or a specified percentage thereof) with Shares, the Issuer's Notice shall:

                  (1) state that each Holder will receive Shares in respect of the specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional Shares);

                  (2) state that the total number of Shares to be issued to Holders will be equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Issuer elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of a Share;

                  (3) set forth the method of calculating the Market Price of a Share; and

                  (4) state that because the Market Price of a Share will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of a Share to be received from the date such Market Price is determined to the Purchase Date.

                  In any case, each Issuer's Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

                  (i) the Purchase Price and the Conversion Rate applicable on the Issuer's Notice Date;

                  (ii) the name and address of the Paying Agent and the Conversion Agent;

                  (iii) that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (iv) that Securities must be surrendered to the Paying Agent for cancellation to collect payment;

                  (v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

                  (vi) the procedures the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

                  (vii) briefly, the conversion rights of the Securities;

                  (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.07(a)(1)(D) or Section 3.09);

                  (ix) that, unless the Issuer defaults in making payment of such Purchase Price, Original Issue Discount on Securities covered by any Purchase Notice, or interest (including Contingent Interest or Defaulted Interest), if any, will cease to accrue on and after the Purchase Date; and

                  (x) the CUSIP number of the Securities, if applicable.

                  At the Issuer's request, the Trustee shall give such Issuer's Notice in the name of the Issuer and at the Issuer's expense; provided, however, that, in all cases, the text of such Issuer's Notice shall be prepared by the Issuer.

                  (f) Covenants of the Issuer and the Trust. All Shares delivered upon purchase of the Securities shall be newly issued Shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Issuer and the Trust (except in the event of a Share Separation Event) shall use their best efforts to list or cause to have quoted any Shares to be issued to purchase Securities on each United States National Securities Exchange or automated over-the-counter trading market in the United States on which the Shares are then listed or quoted.

                  (g) Procedure upon Purchase. The Issuer shall deposit cash (in respect of a cash purchase under Section 3.07(c) or for fractional interests, as applicable) or Shares, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.07. As soon as practicable after the Purchase Date, the Issuer shall deliver to each Holder entitled to receive Shares through its stock transfer agent, a certificate for the number of Shares issuable in payment of the Purchase Price. The Person in whose name the certificate for Shares is registered shall be treated as a holder of record of Shares on the Business Day following the Purchase Date. Subject to Section 3.07(d), no payment or adjustment will be made for dividends on any Shares delivered in payment of the Purchase Price the record date for which occurred on or prior to the Purchase Date.

                  (h) Taxes. If a Holder of a Security is paid in Shares, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Shares. However, the Holder shall pay any such tax which is due because the Holder requests the Shares to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Shares being issued in a name other than the Holder's name until the Paying Agent receives a sum that the Issuer deems to be sufficient to pay any tax which will be due because the Shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  SECTION 3.08. Repurchase of Securities at Option of the Holder upon Change in Control.

                  (a) General. If on or prior to _________, 20__ there shall have occurred a Change in Control, Securities shall be purchased by the Issuer, at a purchase price specified in the Securities (the "Change in Control Purchase Price"), as of a date that is not later than 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), at the option of the Holder thereof, upon:


                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Change in Control Purchase Notice"), substantially in the form of Exhibit __ hereto, at any time until the close of business on the third Business Day prior to the Change in Control Purchase Date stating:


                           (A) the certificate number of the Security which the
                  Holder will deliver to be purchased,

                           (B) the portion of the Principal Amount at Maturity
                  of the Security which the Holder will deliver to be purchased, which portion must be in a Principal Amount at Maturity of $1,000 or integral multiples thereof, and

                           (C) that such Security shall be purchased as of the
                  Change in Control Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture, and

                  (2) delivery of such Security to the Paying Agent for cancellation prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Change in Control Purchase Notice.

                  The Issuer shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Issuer contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

                  The Paying Agent shall promptly notify the Issuer of the receipt by it of any Change in Control Purchase Notice or written notice of withdrawal thereof.

                  A "Change in Control" shall be deemed to have occurred at such time as any of the following events shall occur:

                  (i) any Person, including its Affiliates and associates, other than the Issuer, its Subsidiaries or its or their employee benefit plans, or an Excluded Person, files a Schedule TO (or any schedule, form or report under the Exchange Act) disclosing that such Person has become the direct or indirect beneficial owner of 50% or more of the voting power of the Shares or other Capital Stock into which the Shares are reclassified or changed; or

                  (ii) there shall be consummated any Share exchange, consolidation or merger of the Issuer pursuant to which the Shares will be converted into cash, securities or other property, in each case other than a Share exchange, consolidation or merger of the Issuer in which the holders of the Shares immediately prior to the Share exchange, consolidation or merger of the Issuer have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the Share exchange, consolidation or merger.


                   An "Excluded Person" is Barry S. Sternlicht or any of his Affiliates in which he beneficially owns more voting securities than any other Person.


                  (b) Purchase with Cash. On each Change in Control Purchase Date, the Change in Control Purchase Price of Securities in respect of which a Change in Control Purchase Notice pursuant to Section 3.08(a) has been given shall be paid by the Issuer with cash equal to the aggregate Change in Control Purchase Price of such Securities.

                  (c) Notice of Change in Control. Within 15 Business Days after the occurrence of a Change in Control, the Issuer shall mail notice of the Change in Control (the "Change in Control Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Change in Control Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 35 Business Days prior to such Change in Control Purchase Date (the "Change in Control Notice Date"). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

                  (1) briefly, the events causing a Change in Control and the date of such Change in Control;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.08 must be given;

                  (3) the Change in Control Purchase Date;

                  (4) the Change in Control Purchase Price;

                  (5) the name and address of the Paying Agent and the Conversion Agent;

                  (6) the Conversion Rate applicable on the Change in Control Notice Date and any adjustments to the Conversion Rate;

                  (7) that Securities as to which a Change in Control Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture; and

                  (8) briefly, the procedures the Holder must follow to exercise rights under this Section 3.08.

                  At the Issuer's request, the Trustee shall give such Change in Control Notice in the name of the Issuer and at the Issuer's expense; provided, however, that, in all cases, the text of such Change in Control Notice shall be prepared by the Issuer.

                  (d) Procedure upon Purchase. The Issuer shall deposit cash at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Change in Control Purchase Price of all Securities to be purchased pursuant to this Section 3.08.

                  SECTION 3.09. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.07(a) or Section 3.08(a) or 3.14(b), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date, the Change in Control Purchase Date or the Trust Assumption Event Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.07(a) or Section 3.08(a) or 3.14(b), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07(a) or Section 3.08(a) or Section 3.14(e), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

                  (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

                  (2) the Principal Amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase or repurchase by the Issuer.

                  A written notice of withdrawal of a Purchase Notice or Change in Control Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.07(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.07(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no purchase of any Securities pursuant to
Section 3.07 or 3.08 (other than through the issuance of Shares in payment of the Purchase Price), including cash in lieu of fractional shares if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities) and the Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  SECTION 3.10. Deposit of Purchase Price or Change in Control Purchase Price. Prior to 11:00 a.m. (local time in The City of New York) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Issuer shall deposit with the Trustee or with the Paying Agent (or, if the Issuer or a Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the cash portion of the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be, and shall instruct its stock transfer agent to deliver the number of Shares issuable in payment of the remaining portion of the aggregate Purchase Price. The Issuer shall promptly notify the Trustee in writing of the amount of any deposits of cash or deliveries of Shares made pursuant to this Section.

                  SECTION 3.11. Securities Purchased or Repurchased in Part. Any Security which is to be purchased or repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

                  SECTION 3.12. Covenant to Comply With Securities Laws Upon Purchase or Repurchase of Securities. In connection with any offer to purchase or repurchase or purchase or repurchase of Securities under Section 3.07 or 3.08 hereof (provided that such offer or purchase or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Issuer shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.07 and 3.08 to be exercised in the time and in the manner specified in Sections 3.07 and 3.08.

                  SECTION 3.13. Repayment to the Issuer. The Trustee and the Paying Agent shall return to the Issuer any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 3.10 exceeds the cash portion of the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Issuer is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then on the Business Day following the Purchase

Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Issuer.

                  SECTION 3.14. Redemption or Repurchase Upon Trust Assumption Event.

                  (a) By the Issuer or the Trust. If there shall have occurred a Trust Assumption Event, the Issuer or the Trust, at either the Issuer's or the Trust's option, may elect to redeem Securities in accordance with the provisions thereof and of this Indenture. If either the Issuer or the Trust elect to redeem Securities, it shall notify the Trustee in writing of the date of redemption (the "Trust Assumption Event Redemption Date"), which date shall be a date not later than 60 days after the effective date of the Trust Assumption Event, the Principal Amount at Maturity of Securities to be redeemed and the Trust Assumption Event Redemption Price.

                  The Issuer or the Trust shall give notice to the Trustee provided for in this Section at least 30 days but not more than 60 days before the Trust Assumption Event Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Issuer or the Trust to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer or the Trust and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  If fewer than all the Securities held in definitive form are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis in accordance with the Principal Amounts at Maturity. The Trustee shall make the selection at least 30 days but no more than 60 days before the Trust Assumption Event Redemption Date from outstanding Securities not previously called for redemption. Securities and portions thereof that the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall promptly notify the Issuer or the Trust of the Securities or portions thereof to be redeemed.

                  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

                  At least 30 days but not more than 60 days before a Trust Assumption Event Redemption Date, the Issuer or the Trust shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                 The notice shall identify the Securities to be redeemed and shall state:

                  (1) the Trust Assumption Event Redemption Date;

                  (2) the Trust Assumption Event Redemption Price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Trust Assumption Event Redemption Price;

                  (5) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

                  (6) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and Principal Amounts at Maturity of the particular Securities to be redeemed;

                  (7) that, unless the Issuer or Trust defaults in making payment of such Trust Assumption Event Redemption Price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, Original Issue Discount on Securities (or portions thereof) called for redemption, or interest (including Contingent Interest and Defaulted Interest), if any, will cease to accrue on and after the Trust Assumption Event Redemption Date;

                  (8) the CUSIP number, if any, printed on the Securities being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Issuer's or the Trust's request, the Trustee shall give the notice of redemption in the Issuer's or the Trust's name and at the Issuer's or Trust's expense. In such event, the Issuer or the Trust shall provide the Trustee with the information required by this Section.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Trust Assumption Event Redemption Date and at the Trust Assumption Event Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Trust Assumption Event Redemption Price stated in the notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  (b) By the Holder. If there shall have occurred a Trust Assumption Event, Securities shall be purchased by the Trust at a purchase price specified in the Securities (the "Trust Assumption Event Purchase Price"), as of a date that is not later than 60 days after the date of the Trust Assumption Event (the "Trust Assumption Event Purchase Date"), at the option of Holder upon:


                  (1) delivery to the Trustee by Holder of a Purchase Notice, substantially in the form of Exhibit ___ hereto, at any time until the close of business on the third Business Day prior to the Trust Assumption Event Purchase Date stating:


                           (A) the certificate number of the Security which the
                  Holder will deliver to be purchased,

                           (B) the portion of the Principal Amount at Maturity
                  of the Security which the Holder will deliver to be purchased, which portion must be in a Principal Amount at Maturity of $1,000 or integral multiples thereof, and

                           (C) that such Security shall be purchased as of the
                  Trust Assumption Event Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture, and

                  (2) delivery of such Security to the Paying Agent for cancellation prior to, on or after the Trust Assumption Event Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Trust Assumption Event Purchase Price therefor; provided, however, that such Trust Assumption Event Purchase Price shall be so paid pursuant to this Section 3.14(b) only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

                  The Trust shall purchase from the Holder thereof, pursuant to this Section 3.14(b), a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Trust contemplated pursuant to the provisions of this Section 3.14(b) shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Trust Assumption Event Purchase Date and the time of delivery of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.14(b) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Trust Assumption Event Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

                  The Paying Agent shall promptly notify the Trust of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (c) Purchase with Cash. On each Trust Assumption Event Redemption Date and Trust Assumption Event Purchase Date, the Trust Assumption Event Purchase Price of Securities in respect of which a notice of redemption pursuant to Section 3.14(a) or a Purchase Notice pursuant to Section 3.14(b) has been given, shall be paid by the Issuer or the Trust, as the case may be, with cash equal to the aggregate Trust Assumption Event Purchase Price of such Securities.

                  (d) Notice of Trust Assumption Event. Within 15 days after the occurrence of a Trust Assumption Event, the Issuer or the Trust shall mail notice of the Trust Assumption Event (the "Trust Assumption Event Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Trust Assumption Event Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 35 days prior to such Trust Assumption Event Redemption Date or Trust Assumption Event Purchase

Date (the "Trust Assumption Event Notice Date"). The notice shall include a form of Purchase Notice to be completed by the Securityholder and shall state:

                  (1) briefly, the events causing a Trust Assumption Event and the date of such Trust Assumption Event;

                  (2) the date by which the Purchase Notice pursuant to this
         Section 3.14 must be given;

                  (3) the Trust Assumption Event Redemption Date or Trust Assumption Event Purchase Date;

                  (4) the Trust Assumption Event Purchase Price;

                  (5) the name and address of the Paying Agent and the Conversion Agent;

                  (6) the Conversion Rate applicable on the Trust Assumption Event Notice Date and any adjustments to the Conversion Rate;

                  (7) that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the Purchase Notice has been withdrawn in accordance with the terms of this Indenture; and

                  (8) briefly, the procedures the Holder must follow to exercise rights under this Section 3.14(b).

                  At the Issuer's or the Trust's request, the Trustee shall give such Trust Assumption Event Notice in the name of the Issuer or the Trust and at the Issuer's or the Trust's expense; provided, however, that, in all cases, the text of such Purchase Notice shall be prepared by the Issuer or the Trust.

                  (e) Procedure upon Purchase. The Issuer or the Trust shall deposit cash at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Trust Assumption Event Purchase Price of all Securities to be purchased pursuant to this Section 3.14.

                                   ARTICLE 4

                                    COVENANTS

                  SECTION 4.01. Payment of Securities. The Issuer shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and in this Indenture. Such payments shall be considered made on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to make all payments with respect of the Securities then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  SECTION 4.02. Financial Information; SEC Reports. At any time the Issuer is not subject to either Section 13 or 15(d) of the Exchange Act, the Issuer shall at the request of any Holder (or holders of Shares issued upon conversion of the Securities) provide to such Holder (or holders of such Shares) and any prospective purchaser designated by such Holders (or holders of such Shares), as the case may be, such information, if any, required by Rule 144A(d)(4) under the Securities Act. Further, the Issuer shall file with the Trustee, within 15 days after it files the same with the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). The Issuer also shall comply with any other provisions of Trust Indenture Act Section 314(a).

                  SECTION 4.03. Corporate Existence. The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and material franchises (other than as contemplated by Section 5.01); provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation of such rights or franchises is no longer desirable in the conduct of the business of the Issuer.

                  SECTION 4.04. Restrictions on Liens. So long as any of the Securities are outstanding, the Issuer shall not pledge, mortgage or hypothecate, or permit to exist, and shall not cause, suffer or permit any Restricted Subsidiary to pledge, mortgage or hypothecate, or permit to exist, except in favor of the Issuer or any Subsidiary, any mortgage, pledge or other lien upon, any Principal Property at any time owned by it, to secure any indebtedness, without making effective provisions whereby the Securities shall be equally and ratably secured with any and all such indebtedness and with any other indebtedness thereby; provided, however, that this restriction shall not apply to or prevent the creation or existence of:

                  (a) mortgages or other liens on any such property acquired, constructed or improved by the Issuer or a Restricted Subsidiary to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement or any mortgage or other lien on any such property existing at the time of acquisition thereof;

                  (b) any mortgage or other lien on any property of another company existing at the time it is acquired by merger, consolidation or acquisition of substantially all of its stock or its assets;

                  (c) pledges or deposits to secure payment of workers' compensation or insurance premiums, or relating to tenders, bids, contracts (except contracts for the payment of money) or leases;

                  (d) pledges or liens in connection with tax assessments or other governmental charges, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

                  (e) pledges or liens to secure a stay of process in proceedings to enforce a contested liability, or required in connection with the institution of legal proceedings or in connection with any other order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge, or deposits with a governmental agency entitling the Issuer or a Restricted Subsidiary to maintain self-insurance or to participate in other specified insurance arrangements;

                  (f) mechanics', carriers', workmen's and other like liens;

                  (g) encumbrances in favor of the U.S. Government to secure progress or advance payments;

                  (h) mortgages, pledges or other liens securing any indebtedness incurred to finance the cost of property leased to the U.S. Government at a rental rate sufficient to pay the principal of and interest on such indebtedness;

                  (i) mortgages or other liens securing indebtedness of a Restricted Subsidiary to the Issuer or to a Restricted Subsidiary;

                  (j) mortgages, pledges or other liens affecting property securing indebtedness of a governmental authority issued to finance the cost of a pollution control program with respect to operations of the Issuer or a Restricted Subsidiary;

                  (k) renewals, extensions and replacements of any permitted mortgage, lien, deposit or encumbrance, provided the amount secured is not increased;

                  (l) mortgages or other liens on any such property existing on the date hereof; and

                  (m) the creation of any other mortgage, pledge or other lien, if, after giving effect to the creation thereof, the total of (i) the aggregate principal amount of indebtedness of the Issuer and its Restricted Subsidiaries secured by all mortgages, pledges or other liens created under the provisions referred to in this clause (m), plus (ii) the aggregate amount of Capitalized Lease-Back Obligations of the Issuer and its Restricted Subsidiaries under the entire unexpired terms of all leases entered into in connection with sale and lease-back transactions which would have been precluded by the provision for limitations on such transactions described above, but for the satisfaction of the condition referred to in clause (ii) of the description of such provision, will not exceed an amount equal to 15% of Consolidated Net Tangible Assets.

                  The lease of any property and rental obligations thereunder (whether or not involving a Sale and Lease-Back Transaction and whether or not capitalized) shall not be deemed to create a lien. The sale or other transfer of
(a) timber of other natural resources in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such resources, or (b) any other interest in property of the character commonly referred to as a "production payment", shall not be deemed to create a lien.

                  SECTION 4.05. Sale and Leaseback Transaction. The Issuer shall not, and shall not permit any Restricted Subsidiary to, after the date hereof, enter into any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any Principal Property now owned or hereafter acquired which has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person with the intention of taking back a lease of such Principal Property (a "Sale and Leaseback Transaction"), unless
(i) the Issuer or such Restricted Subsidiary applies or causes to be applied an amount equal to the greater of the fair value (as determined by the Board of Directors) of such Principal Property and the net proceeds of such sale or transfer, within 120 days of receipt thereof, to the retirement or prepayment of the Securities or of Funded Debt of the Issuer or any Restricted Subsidiary ranking equal in right of payment with the Securities or to the acquisition, construction, development or improvement of properties, facilities or equipment used for operating purposes which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or a part thereof, or
(ii) at the time of entering into such transaction, such Principal Property could have been subjected to a mortgage-securing indebtedness in a principal amount equal to the Capitalized Lease-Back Obligation with respect to such Principal Property under Section 4.04(m) without securing the Securities pursuant to Section 4.04. The foregoing restriction shall not apply to any Sale and Leaseback Transaction (i) between the Issuer and any Restricted Subsidiary or among Restricted Subsidiaries, (ii) which has a lease of less than three years in length, or (iii) entered into within 120 days after the later of the acquisition of such Principal Property or the completion of construction and commencement of full operation of such Principal Property.


                  SECTION 4.06. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Trust Indenture Act
Section 314(a)(4).


                  SECTION 4.07. Further Instruments and Acts. The Issuer shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.08. Calculation of Original Issue Discount. The Issuer shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on the outstanding Securities as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as the Issuer believes is then relevant under the Code.

                  SECTION 4.09. Securities To Be Equally and Ratably Secured Under Pledge Agreement. (a) Until a Pledge Termination Event occurs, the Securities shall be entitled to the benefits of the Pledge Agreement as described and confirmed in the Notice of Pledge Agreement Entitlement, a form of which appears as Exhibit __ to this Indenture.

                  (b) At or prior to the original issuance of any Securities, unless a Pledge Termination Event has occurred, the Issuer will have delivered an executed Notice of Pledge Agreement Entitlement to the collateral agent under the Pledge Agreement and will have obtained a confirmation of receipt and approval, a form of which appears as Exhibit __ to this Indenture.

                  (c) Until a Pledge Termination Event occurs, the Issuer will do all things necessary to extend the benefits of the Pledge Agreement to the Securities as provided in the Notice of Pledge Agreement Entitlement, including without limitation, executing, filing, registering or recording any instruments, documents, confirmations or notices and complying with the reasonable requests of the collateral agent.

                  (d) The Issuer shall comply with the requirements of Section 314(d) of the Trust Indenture Act of 1939, as amended, to the extent applicable to the Securities and the Pledge Agreement.

                  (e) Each Holder, by acceptance of a Security, and the Trustee acknowledge and agree that the benefits of the Pledge Agreement shall terminate upon a Pledge Termination Event, and that prior to a Pledge Termination Event, the collateral agent under the Pledge Agreement may release any part of the collateral under the Pledge Agreement without the consent of any Holder or the Trustee.

                  (f) In the event that a Pledge Termination Event occurs as a result of a simultaneous refinancing of the Senior Credit Facility and such refinanced Indebtedness is secured by a lien on any of the assets or properties of the Issuer or any Guarantor, the Securities shall be secured equally and ratably so long as, and only for so long as, such other indebtedness is so secured.

                  SECTION 4.10. Designation of Subsidiaries.

                  The Issuer may at any time designate a Restricted Subsidiary as an Unrestricted Subsidiary and may at any time rescind the designation of an Unrestricted Subsidiary, except that:

                  (a) the Issuer shall not designate a subsidiary as an Unrestricted Subsidiary if, upon the effectiveness of such designation, such subsidiary would own any Capital Stock of, or hold any Indebtedness of, any Restricted Subsidiary and

                  (b) the Issuer shall not redesignate an Unrestricted Subsidiary as a Restricted Subsidiary unless (i) such Unrestricted Subsidiary has no outstanding liens on its properties that would be prohibited by Section
4.04 if created immediately after such Unrestricted Subsidiary was designated as a Restricted Subsidiary and (ii) such Unrestricted Subsidiary is not a party to any lease that would be prohibited by Section 4.05 if at the time such Unrestricted Subsidiary entered into such lease it was designated as a Restricted Subsidiary.

                                   ARTICLE 5

                               SUCCESSOR COMPANIES

                  SECTION 5.01. Merger and Consolidation. Except as otherwise contemplated by Section 11.21, the Issuer shall not consolidate with or merge with or into, or convey, transfer or lease its properties and assets as, or substantially as, an entirety to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Securities and this Indenture; and

                  (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

                  The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture. The predecessor Issuer in the case of a transfer or lease of its properties and assets as, or substantially as, an entirety shall be discharged from its obligations under the Securities and this Indenture, other than, in the event the predecessor Issuer is not the Successor Company, the predecessor Issuer's obligation to deliver Shares (or other property) upon conversion of the Securities in accordance with Article 11.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

                  SECTION 6.01. Events of Default. An "Event of Default" with respect to any series of a Security, occurs if:

                  (1) the Issuer defaults in any payment of the Principal Amount at Maturity (or, if the Securities have been converted to semi-annual coupon notes following a Tax Event, the Restated Principal Amount), or premium, if any, Redemption Price, Purchase Price, Change in Control Purchase Price or Trust Assumption Event Purchase Price on such series when it becomes due and payable;

                  (2) the Issuer defaults in the payment of interest (if the Issuer has exercised its option following a Tax Event to convert such series of Securities into semi-annual coupon notes) or Contingent Interest or liquidated damages on such series of Securities when such interest or Contingent Interest, if any, or liquidated damages becomes due and payable, and such default continues for a period of 30 days;

                  (3) the Issuer fails to comply with any of its covenants or agreements contained in such series of Securities or this Indenture (other than those referred to in (1) or (2) above) and such failure continues for 60 days after the notice specified below;

                  (4) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $100 million or more and such acceleration continues for 30 days after the notice specified below;

                  (5) the Issuer or, so long as there are any Guarantors, any Guarantor that constitutes a Significant Subsidiary of the Issuer pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors or takes any comparable action under any foreign laws relating to insolvency; or

                  (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Issuer or, so long as
                  there are any Guarantors, any Guarantor that constitutes a Significant Subsidiary of the Issuer or in an involuntary case;

                           (B) appoints a Custodian of the Issuer or, so long as
                  there are any Guarantors, any Guarantor that constitutes a Significant Subsidiary of the Issuer or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Issuer or, so long as there are any Guarantors, any Guarantor that constitutes a Significant Subsidiary of the Issuer or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

                  The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  An Event of Default with respect to any particular series of Securities issued under this Indenture does not necessarily constitute an Event of Default with respect to any other series of Securities issued under this Indenture.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (3) or (4) above is not an Event of Default until the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the outstanding Securities notify the Issuer of the Default and the Issuer does not cure such Default within the time specified in clause (3) or
(4), as the case may be, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

                  SECTION 6.02. Acceleration. If an Event of Default with respect to any series of Securities at the time outstanding (other than an Event of Default specified in Section 6.01(5) or (6) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of such outstanding series of Securities, by notice to the Issuer, may declare the Issue Price (or, if such series of Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount) of and accrued Original Issue Discount (or, if such series of Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event, accrued but unpaid interest) and accrued Contingent Interest to the date of declaration on all such series of Securities to be immediately due and payable. Upon such a declaration, such Issue Price (or, if such series of Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount) and Original Issue Discount (or, if such series of Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event, accrued but unpaid interest) and accrued Contingent Interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) occurs, the Issue Price (or, if such series of Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount) of and accrued Original Issue Discount (or, if such series of Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event, accrued but unpaid interest) and accrued Contingent Interest to the occurrence of such event on all such series of Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in Principal Amount at Maturity of any series of Securities by notice to the Trustee may rescind an acceleration of such series and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived with respect to such series except nonpayment of the Issue Price (or, if such series of Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount) or Original Issue Discount (or, if such series of Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event, accrued but unpaid interest) or accrued Contingent Interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price (or, if such series of Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount) of or accrued Original

Issue Discount (or, if such series of Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event, accrued but unpaid interest) or accrued Contingent Interest on such series of Securities or to enforce the performance of any provision of such series of Securities or this Indenture.

                  The Trustee may institute and maintain a suit or legal proceeding even if it does not possess any of such series of Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in Principal Amount at Maturity of any series of Securities by notice to the Trustee may waive an existing Default of such series and its consequences except (i) a Default in the payment of the Issue Price (or, if such series of Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount) of, accrued Original Issue Discount (or, if such series of Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event, accrued but unpaid interest) on or accrued Contingent Interest, or liquidated damages with respect to such series of Securities, (ii) a Default arising from the failure to purchase or repurchase any series of Securities when required pursuant to the terms of this Indenture, or (iii) a Default in respect of a provision that under
Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in Principal Amount at Maturity of any outstanding series of Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would subject the Trustee to personal liability, unless the Trustee is offered indemnity reasonably satisfactory to it.

                  SECTION 6.06. Limitation on Suits. Except as provided in
Section 6.07, no Holder of any series of Securities may pursue any remedy with respect to this Indenture or such series of Securities unless:

                  (1) the Holder previously gave the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25%, in Principal Amount at Maturity of such outstanding series of Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in Principal Amount at Maturity of such outstanding series of Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of any series of Securities to receive payment of the Issue Price (or, if such series of Securities have been converted into semi-annual coupon notes, the Restated Principal Amount) of, and liquidated damages and accrued Original Issue Discount (or, if such series of Securities have been converted into semi-annual coupon notes, accrued but unpaid interest) and accrued Contingent Interest on, such series of Securities held by such Holder, on or after their Maturity, or to bring suit for the enforcement of any such payment on or after their Maturity or the right to convert such series of Securities as provided herein, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest (including Contingent Interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to any Issuer or any of its Subsidiaries, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on any series of Securities for the Issue Price and accrued Original Issue Discount (or, if such series of Securities have been converted to semi-annual coupon notes following a Tax Event, the Restated Principal Amount and accrued interest) and accrued Contingent Interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for the Issue Price and accrued Original Issue Discount (or, if such series of Securities have been converted to semi-annual coupon notes following a Tax Event, the Restated Principal Amount and accrued interest) and accrued Contingent Interest; and

                  THIRD: to the Issuer.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Issuer a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing, by any party litigant in the suit, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal Amount at Maturity of any series of Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                     TRUSTEE

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

                  (f) Money held in trust by the Trustee need not be segregated from funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or gross negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document.

                  (g) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to any series of Securities, except Events of Default under Section 6.01(1) or (2), unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

                  (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its commercial banking or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement in this Indenture, in the Securities, or in any document executed in connection with the sale of the Securities, other than those set forth in the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default with respect to any series of Securities occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder of such series of Securities notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the Issue Price (or, if such series of Securities have been converted into semi-annual coupon notes, the Restated Principal Amount) of or accrued Original Issue Discount (or, if such series of Securities have been converted into semi-annual coupon notes, accrued interest) or any accrued Contingent Interest (including payments pursuant to the mandatory purchase or repurchase provisions of such series of Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holder. As promptly as practicable after each _______ beginning with the _______ following the Closing Date, and in any event prior to _______ in each year, the Trustee shall mail to each Securityholder a brief report dated as of such _______ that complies with
Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with
Section 313(b) of the Trust Indenture Act.

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever any series of Securities becomes listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services as the Issuer and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof, provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own willful misconduct, gross negligence or bad faith.

                  To secure the Issuer's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to make any payment on particular Securities.

                  The Issuer's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to the Securities by so notifying the Issuer. The Holders of a majority in Principal Amount at Maturity of any series of Securities may remove the Trustee with respect to such series of Securities and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in Principal Amount at Maturity of any series of Securities with respect to such series of Securities and such Holders do not reasonably promptly appoint a successor Trustee or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in Principal Amount at Maturity of such series of Securities that removed such Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate-trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. As promptly as practicable thereafter, the Trustee shall notify the Issuer of such succession.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act
Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or has been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

                  SECTION 8.01. Discharge of Liability on Securities. This Indenture shall cease to be of further effect, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (a) either

                  (1) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and
         (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or otherwise discharged from such trust as provided in Section 10.02) have been delivered to the Trustee for cancellation; or

                  (2) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable, whether at Stated Maturity or upon any Redemption Date, Change in Control Purchase Date, Purchase Date or Conversion Date, and the Issuer has deposited or caused to be deposited with the Trustee, the Paying Agent or the Conversion Agent, as applicable, as trust funds in trust for the purpose an amount of money or securities sufficient to pay and discharge the entire Indebtedness evidenced by such Securities not theretofore delivered to the Trustee for cancellation; and

                  (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer.

                  Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08, 10.2
and, if money or securities shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 8.01, shall survive until the Securities have been paid in full. Thereafter, the Issuer's obligations in
Section 7.07 shall survive. Notwithstanding clauses (a) and (b) above, the Issuer's and each Holder's obligations under Section 2.16 shall survive the satisfaction and discharge of the Indenture.

                  SECTION 8.02. Application of Trust Money. The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01. It shall apply the deposited money through the

Paying Agent and in accordance with this Indenture to the payment to the Persons entitled thereto.

                  SECTION 8.03. Repayment to Issuer. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money or securities held by them that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money or securities must look to the Issuer for payment as general creditors.

                                    ARTICLE 9

                                   AMENDMENTS

                  SECTION 9.01. Without Consent of Holders. The Issuer and the Trustee may amend this Indenture with respect to any series of Securities without notice to or consent of any Securityholder of such series of Securities:

                  (1) to add to the covenants of the Issuer for the benefit of the Holders of such series of Securities or to surrender any right or power herein conferred upon the Issuer with respect to such series of Securities;

                  (2) to provide for the assumption of the Issuer's obligations to Holders of such series of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5;

                  (3) to comply with any requirements of the SEC in connection with the registration of such series of Securities under the Securities Act and qualifying, or maintaining the qualification of, this Indenture under the Trust Indenture Act; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Securityholders of such series of Securities in any material respect; or

                  (4) to cure any ambiguity or correct or supplement any defective provision contained in this Indenture; provided that such modification or amendment does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Securityholders of such series of Securities in any material respect.

                  SECTION 9.02. With Consent of Holders. The Issuer and the Trustee may amend this Indenture with respect to any series of Securities without notice to any Securityholder of such series of Securities but either (i) with the written consent of the Securityholders of at least a majority in Principal Amount at Maturity of such series of Securities then outstanding or
(ii) by the adoption of a resolution at a meeting of Securityholders that is approved by at least a majority in Principal Amount at Maturity of such series of Securities then outstanding represented at such meeting. However, without the consent of each Securityholder affected, an amendment may not:

                  (1) change the Stated Maturity of any series of Securities;

                  (2) reduce the Principal Amount at Maturity, Restated Principal Amount, Issue Price, Redemption Price or Purchase Price (including Change in Control Purchase Price and Trust Assumption Event Purchase Price) on any series of Securities;

                  (3) make any series of Security payable in money or securities other than that stated in such Security;

                  (4) alter the manner of calculation or rate of accrual of Original Issue Discount or interest (including Contingent Interest) on any series of Securities or extend the time of payment of any interest of any such amount;

                  (5) except as otherwise permitted or contemplated by Article 5 or 11, (i) adversely affect the right to require the Issuer to repurchase or purchase the Securities or (ii) adversely affect the right of any Securityholder to convert any series of Securities;

                  (6) reduce the percentage in aggregate Principal Amount at Maturity of any series of Securities outstanding the consent of whose Holders is required to modify or amend this Indenture, or the consent of whose Holders is required to waive any past Default; or

                  (7) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, any series of Securities.

                  It shall not be necessary for the consent of the Holders of a series of Securities under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Section becomes effective, the Issuer shall mail to all affected Securityholders a notice briefly describing such amendment. The failure to give such notice to all such Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of any series of Securities, shall bind the Holder and every subsequent Holder of such series of Securities or portion of such series of Securities, that evidences the same debt as the consenting Holder's Security even if notation of the consent or waiver is not made on such Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security, or portion of such Security, if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder of such series of Security. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Issuer or the Trustee and (ii) such amendment or waiver has been executed by the Issuer and the Trustee.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders of any series of Securities entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those

Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of any series of Securities, the Trustee may require the Holder of such Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for such Security shall issue and the Trustee shall authenticate a Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                  SECTION 9.07. Waiver of Certain Conditions. The Issuer may in any particular instance, be excused from failing to comply with any term, provision or condition set forth in Section 4.02, 4.04 or 4.05, if before the time for such compliance the Holders of at least a majority in Principal Amount at Maturity of the outstanding Securities shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer, and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date; provided that unless the Holders of at least a majority in Principal Amount at Maturity of the outstanding Securities affected shall have waived such compliance prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be canceled and of no further effect.

                                   ARTICLE 10

                          SPECIAL TAX EVENT CONVERSION

                  SECTION 10.01. Optional Conversion to Semi-annual Coupon Note Upon Tax Event. From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Issuer exercises its option set forth in this Section 10.01, whichever is later (the "Option Exercise Date"), at the option of the Issuer, interest in lieu of future Original Issue Discount shall accrue at the rate of ___% per annum on a restated principal amount per $1,000 original Principal Amount at Maturity with respect to the Securities (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the Option Exercise Date of the Securities, and shall be payable semi-annually on ________ and ________ of each year (each an "Interest Payment Date") to Holders of the Securities, of record at the close of business on May 1 and November 1 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of its exercise of the option set forth in this Section 10.01, the Issuer shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and by first-class mail to the Holders of any series of Securities for which the Issuer has exercised its option. From and after the Option Exercise Date, (i) the Issuer shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount at Maturity of any series of Securities for which the Issue Price has exercised its option, the applicable Restated Principal Amount thereof and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean the applicable Restated Principal Amount plus accrued and unpaid interest (including Contingent Interest) with respect to any such series of Securities. Securities authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of such Securities to semi-annual coupon notes.

                  In the event the Issuer exercises its option pursuant to this
Section 10.01 to have interest in lieu of Original Issue Discount accrue on any series of Securities following a Tax Event, the Holder of such series of Securities shall be entitled on conversion into Shares to receive the same number of Shares such Holder would have received if the Issuer had not exercised such option. If the Issuer exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Securities to be redeemed purchased or repurchased on a date within such period) must be accompanied by payment of an amount equal to the interest (including Contingent Interest) thereon that the registered Holder is entitled to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities shall be payable by the Issuer on any Interest Payment Date subsequent to the date of conversion.

                  SECTION 10.02. Paying Agent To Hold Money in Trust. Prior to 11:00 a.m. (New York City time) on the Interest Payment Date, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Subsidiary of the Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay interest (including

Contingent Interest, if any) when due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 10.03. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 10.04. Payment of Interest; Interest Rights Preserved.
(a) Interest (including Contingent Interest) on any series of Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the Holder located inside the United States, provided that with respect to any Holder, such Holder shall have furnished to the Paying Agent all required wire payment instructions no later than the related Regular Record Date, or if no such instructions have been furnished, by check payable to such Holder. In the case of a Global Security, interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Security to the accounts of the beneficial owners thereof.

                  (b) Except as otherwise specified with respect to any series of Securities, any interest (including Contingent Interest) on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any Interest Payment Date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with the paragraph of the Securities captioned "Interest"), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each series of Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of such series of Securities at his address as it appears on the list of Securityholders maintained pursuant to this Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Issuer may make payment of any Defaulted Interest on any series of Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including Contingent Interest) accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE 11

                                   CONVERSION

                  SECTION 11.01. Conversion Privilege. Except as otherwise provided in this Article 11, a Holder of a Security may convert such Security into Shares at any time on or after ________, 20__ and before the close of business on ________, 20__ if one of the following conditions is satisfied:

                       (a) the Sale Price per Share for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the calendar quarter in which the conversion occurs is more than the Conversion Percentage of the Accreted Conversion Price on such 30th day;

                       (b) the Security has been called for redemption by the Issuer pursuant to Section 3.01;

                       (c) the respective credit ratings assigned to the Securities by both Moody's Investor Service, Inc. and Standard & Poor's Rating Group have been reduced below ba3 and BB, respectively, or the respective credit ratings assigned to the Securities are suspended or withdrawn or neither rating agency is rating the Securities; or

                       (d) (i) a distribution of Capital Stock referred to in
Section 11.07 occurs, (ii) a distribution referred to in Section 11.08 occurs or
(iii) a Share Separation occurs.

                       In the event the Issuer is a party to a consolidation, merger or binding share exchange pursuant to which the Shares would be converted into cash, securities or other property, a Holder of a Security may convert such Security at any time from and after the date which is 15 days prior to the date the Issuer announces the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction.

                       In the case of the foregoing clauses (d)(i), (ii) and
(iii), the Issuer must notify the Holders of Security at least 20 days prior to the Ex-Dividend Date for such distribution. Once the Issuer has given such notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Issuer's announcement that such distribution will not take place.

                       If the Security is called for redemption, the Holder may convert it at any time before the close of business on the second Business Day immediately preceding the Redemption Date. A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Issuer to purchase such Security may be converted only if such Purchase Notice or Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

                       After ________, 20__, the Holders' right to convert Securities into Shares is subject to the Issuer's right to elect to instead pay such Holder the amount of cash set forth in the next succeeding sentence, in lieu of delivering such Shares; provided, however, that if an Event of Default (other than a default in a cash payment upon conversion of the Securities) shall have occurred and be continuing, the Issuer shall deliver Shares (and cash in lieu of fractional Shares) in accordance with this Article 11, whether or not the Issuer has delivered a notice pursuant to Section 3.03 or 11.02 to the effect that the Securities would be paid in cash. The amount of cash to be paid pursuant to Section 11.02 for each $1,000 of Principal Amount of a Security upon conversion shall be equal to the Market Price of Shares multiplied by the Conversion Rate in effect on such Conversion Date.

                       Subject to the next preceding paragraph, the Issuer shall deliver through the Conversion Agent to Holders surrendering Securities as soon as practicable after the Conversion Date Shares issuable upon conversion of such Securities.

                       The number of Shares issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in the Securities, subject to adjustment as herein set forth.

                  A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

                  "Average Quoted Price" means the average of the Sale Prices of the Shares for the shorter of:

                  (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated, or

                  (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the future issuance of rights, warrants or options or (b) the future distribution, in each case, in respect of which the Average Quoted Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days), or

                  (iii) the period, if any, (x) commencing on the later of (a) the date of this Indenture and (b) the date next succeeding the Ex-Dividend Time with respect to the next preceding issuance of rights, warrants or options or distribution, in each case, for which an adjustment is required by the provisions of Section 11.06(4), 11.07 or
         11.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days).

                  In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto), with respect to a dividend, subdivision, combination or reclassification to which Section 11.06(1), (2), (3) or (5) applies, occurs during the period applicable for calculating "Average Quoted Price" pursuant to the definition in the preceding sentence, "Average Quoted Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Shares during such period.

                  "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 11.07 or 11.08 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Shares are then listed or quoted.

                  The term "trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the Nasdaq National Market System, or if the applicable security is not quoted on the Nasdaq National Market System, on the principal other national or regional


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
securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the principal other market on which the applicable security is then traded.

                  SECTION 11.02. Conversion Procedure. To convert a Security a Holder must satisfy the requirements set forth herein and in the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). Except as otherwise provided below, the Issuer shall deliver to the Holder through the Conversion Agent as soon as practicable after the Conversion Date a certificate for the number of Shares issuable upon the conversion and cash in lieu of any fractional Share determined pursuant to
Section 11.03. Within two Business Days following the Conversion Date, the Issuer shall deliver to the Holder, through the Conversion Agent, written notice of whether such Security shall be converted into Shares or paid in cash, unless the Issuer shall have delivered such notice previously pursuant to Section 3.03. If the Issuer shall have notified the Holder that all of such Security shall be converted into Shares, the Issuer shall deliver to the Holder through the Conversion Agent no later than the fifth Business Day following the Conversion Date a certificate for the number of Shares issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 11.03. Except as provided in the proviso to the fifth paragraph of Section 11.01, if the Issuer shall have notified the Holder that all or a portion of such Security shall be paid in cash, the Issuer shall deliver to the Holder surrendering such Security the amount of cash payable with respect to such Security no later than the tenth Business Day following such Conversion Date, together with a certificate for the number of Shares issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 11.03. Except as provided in the proviso to the fifth paragraph of Section 11.01, the Issuer may not change its election with respect to the consideration to be delivered upon conversion of a Security once the Issuer has notified the Holder in accordance with this paragraph. If Shares are delivered as consideration, then the Person in whose name the certificate representing the Shares issuable upon conversion is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Issuer shall be closed shall be effective to constitute the Person or Persons entitled to receive the Shares upon such conversion as the record holder or holders of such Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Issuer had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security and such Security shall be cancelled and no longer Outstanding.

                  No payment or adjustment will be made for dividends on, or other distributions with respect to, any Shares except as provided in this
Article 11. On conversion of a Security, that portion of accrued Original Issue Discount (or interest, if the Issuer has exercised its option provided for in Section 10.01) attributable to the period from the Issue Date (or, if the Issuer has exercised the option provided for in Section 10.01, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Security and accrued Contingent Interest and accrued Defaulted Interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be


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
deemed to be paid in full to the Holder thereof through delivery of the Shares (together with the cash payment, if any, in lieu of fractional Shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such Shares (together with any such cash payment in lieu of fractional Shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Issuer has exercised its option provided for in Section 10.01) and Contingent Interest accrued through the Conversion Date, and the balance, if any, of the fair market value of such Shares shall be treated as delivered in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

                  If the Holder converts more than one Security at the same time, the number of Shares issuable or the amount of cash paid upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

                  If the last day on which a Security may be converted is a Legal Holiday in a place where the Conversion Agent is located, the Security may be surrendered to such Conversion Agent on the next succeeding day that is not a Legal Holiday.

                  Upon surrender of a Security that is converted in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

                  SECTION 11.03. Fractional Shares. The Issuer will not issue a fractional Share upon conversion of a Security. Instead, the Issuer will deliver cash for the current market value of the fractional Share. The current market value of a fractional Share shall be determined, to the nearest 1/1,000th of a Share, by multiplying the last reported sale price (determined as set forth in the definition of Market Price) on the last trading day prior to the Conversion Date by the fractional amount and rounding the product to the nearest whole cent. If the Holder converts more than one Security at the same time, the amount of cash paid for the current market value of the fractional Share upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

                  SECTION 11.04. Taxes on Conversion. If a Holder converts a Security, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Shares upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Shares being issued in a name other than the Holder's name until the Conversion Agent receives a sum that the Issuer deems to be sufficient to pay any tax which will be due because the Shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

                  SECTION 11.05. Issuer to Provide Stock. The Issuer and the Trust shall, prior to issuance of any Securities under this Article 11, and from time to time as may be necessary, reserve out of their authorized but unissued or treasury shares a sufficient number of Shares to permit the conversion of the Securities.

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
                  All Shares delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Issuer and the Trust shall endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Shares upon conversion of Securities, if any, including the addition of any and all restrictive legends that are required to appear on the face of the Shares, and shall list or cause to have quoted such Shares on each United States National Securities Exchange or in the automated over-the-counter market in the United States on which the Shares are then listed or quoted.

                  SECTION 11.06. Adjustment for Change In Capital Stock. Subject to Section 11.21(d), if, after the Issue Date of the Securities, the Issuer or the Trust:

                  (1) pays a dividend or makes a distribution on its Shares (or any component of the Shares) payable in Shares;

                  (2) subdivides its outstanding Shares (or any component of the Shares) into a greater number of shares;

                  (3) combines its outstanding Shares into a smaller number of shares;

                  (4) pays a dividend or makes a distribution on its Shares payable in shares of its Capital Stock (other than Shares or rights, warrants or options for its Capital Stock); or

                  (5) issues by reclassification of its Shares (or any component of the Shares) any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of Shares and/or Capital Stock of the Issuer which such Holder would have owned immediately following such action if such Holder had converted the Security into Shares immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 11 with respect to the Shares, on terms comparable to those applicable to Shares in this Article 11.

                  SECTION 11.07. Adjustment for Rights Issue. Subject to Section 11.21(d), if after the Issue Date of the Securities, the Issuer distributes any rights, warrants or options to all holders of Shares entitling them, for a period expiring within 60 days after the record date for such distribution, to subscribe for or purchase Shares at a price per share less than the Market


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
Price as of the Time of Determination, the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 11.07, in accordance with the formula
                                             R x (O + N)
                                      R' =-------------------
                                           O + (N x P)/M)
where:

                  R' = the adjusted Conversion Rate.

                  R = the current Conversion Rate.

                  O = the number of Shares outstanding on the record date for the distribution to which this Section 11.07 is being applied.

                  N = the number of additional Shares offered pursuant to the distribution.

                  P = the exercise price per share of such rights, warrants or options.

                  (1) M = the Average Quoted Price.

                  The Board of Directors shall determine fair market values for the purposes of this Section 11.07.

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 11.07 applies. If all the Shares subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of Shares issued upon the exercise of such rights, warrants or options.

                  No adjustment shall be made under this Section 11.07 if the application of the formula stated above in this Section 11.07 would result in a value of R' that is equal to or less than the value of R.

                  SECTION 11.08. Adjustment for Other Distributions. Subject to
Section 11.21(d), if, after the Issue Date of the Securities, the Issuer distributes to all holders of Shares any of its assets or debt securities or any rights, warrants or options to purchase securities of the Issuer (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 11.06 and distributions of rights, warrants or options referred to in
Section 11.07 and (y) cash dividends or other cash distributions that are paid out of current net earnings or earnings retained in the business as shown on the books of the Issuer unless such cash dividends or other cash distributions are Extraordinary Cash Dividends), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 11.08, in accordance with the formula:

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
                                           R x M
                                      R' =--------
                                           M - F
where:

                  R' = the adjusted Conversion Rate.

                  R = the current Conversion Rate.

                  M = the Average Quoted Price.

                  F = the fair market value (on the record date for the distribution to which this Section 11.08 applies) of the assets or securities or rights, warrants or options to be distributed in respect of each Share in the distribution to which this Section 11.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

                  The Board of Directors shall determine fair market values for the purposes of this Section 11.08.

                  The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 11.08 applies.

                  For purposes of this Section 11.08, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Shares the amount of which exceeds on a per share basis 15% of the Sale Price of the Shares (20% from and after a Trust Assumption Event pursuant to Section 11.21) on the last trading day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, then such cash dividend, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 11.08, the value of "F" shall be equal to the aggregate amount of such cash dividend. In making the determinations required above, the amount of cash dividends paid on a per Share basis shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 11.06.

                  In the event that, with respect to any distribution to which this Section 11.08 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 11.08 shall not be made and in lieu thereof the provisions of Section 11.14 shall apply to such distribution.

                  SECTION 11.09. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

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
                  SECTION 11.10. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 11.06, 11.07, 11.08 or 11.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Shares participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

                  No adjustment need be made for rights to purchase Shares pursuant to an Issuer plan for reinvestment of dividends or interest.

                  No adjustment need be made for a change in the par value or no par value of the Shares.

                  To the extent the Securities become convertible pursuant to this Article 11 into cash, no adjustment need be made thereafter as to the cash. Interest (including Contingent Interest) will not accrue on the cash.

                  SECTION 11.11. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Issuer shall promptly mail to Securityholders by first-class mail a notice of the adjustment. The Issuer shall file with the Trustee and the Conversion Agent such notice and a certificate from the Issuer's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                  SECTION 11.12. Voluntary Increase. The Issuer from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Issuer shall mail to Securityholders by first-class mail and file with the Trustee and the Conversion Agent a notice of the increase. The Issuer shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

                  A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.06,
11.07 or 11.08.

                  SECTION 11.13. Notice of Certain Transactions. If:

                  (1) the Issuer takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07 or
         11.08 (unless no adjustment is to occur pursuant to Section 11.10);

                  (2) there is a liquidation or dissolution of the Issuer; or

                  (3) a Share Separation occurs;

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
then the Issuer shall mail to Securityholders by first-class mail and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Issuer shall file and mail the notice at least 20 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                  SECTION 11.14. Reorganization of Issuer; Special Distributions. Subject to Section 11.21(d), if the Issuer is a party to a transaction subject to Section 5.01 (other than a transaction in which the Issuer is the Successor Company) or a binding share exchange which reclassifies or changes its outstanding Shares, the Person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the Successor Company, that issuer shall join in the supplemental indenture.

                  The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange, conveyance, transfer or lease if such Holder had converted the Security into Shares immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall include provisions for adjustments which shall be as nearly equivalent as may be practical to the provisions for adjustments included in this Article 11. The Successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

                  In the event of a transaction subject to the last sentence of
Section 5.01 in which the predecessor Issuer is not the Successor Company, the Securities shall remain convertible into Shares in accordance with this Article 11.

                  If this Section 11.14 applies, neither Section 11.06 nor
Section 11.07 applies.

                  If the Issuer makes a distribution to all holders of Shares of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Issuer that, but for the provisions of the last paragraph of Section 11.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.08, then, from and after the record date for determining the holders of Shares entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the Shares into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security into Shares immediately prior to the record date for determining the holders of Shares entitled to receive the distribution.

            SECTION 11.15. Issuer Determination Final. Any determination that the Issuer or the Board of Directors must make pursuant to Section 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.14 or 11.17 is conclusive in the absence of manifest error.

            SECTION 11.16. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Issuer's failure to comply with this
Article 11. Each Conversion Agent shall have the same protection under this
Section 11.16 as the Trustee.

            SECTION 11.17. Simultaneous Adjustments. In the event that this
Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.06(4), 11.07 or 11.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.06, second, the provisions of Section 11.08 and, third, the provisions of Section 11.07.

            SECTION 11.18. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

            SECTION 11.19. Rights Issued in Respect of Shares Issued Upon Conversion. Each Share issued upon conversion of Securities pursuant to this
Article 11 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, and the certificates representing the Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any rights agreement adopted by the Issuer, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each Share issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article 11, there shall not be any adjustment to the Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

            SECTION 11.20. Restriction on Shares Issued Upon Conversion. Shares to be issued upon conversion of Securities prior to the effectiveness of a Shelf Registration shall be physically delivered in certificated form to the holders converting such Securities and the certificate representing such Shares shall bear a legend substantially to the following effect:

            "THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR

            OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
            ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),
            (2) TO THE ISSUER, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED, TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

unless removed in accordance with Section 11.20(b).

            (a) If (i) Shares to be issued upon conversion of a Security prior to the effectiveness of a Shelf Registration are to be registered in a name other than that of the holder of such Security or (ii) Shares represented by a certificate bearing the above legend are transferred subsequently by such holder, then, unless the Shelf Registration has become effective and such shares are being transferred pursuant to the Shelf Registration, the holder must deliver to the transfer agent for the Shares a certificate in substantially the form of Exhibit __ as to compliance with the restrictions on transfer applicable to such Shares and neither the transfer agent nor the registrar for the Shares shall be required to register any transfer of such Shares not so accompanied by a properly completed certificate.

            (b) Except in connection with a Shelf Registration, if certificates representing Shares are issued upon the registration of transfer, exchange or replacement of any other certificate representing Shares bearing the above legend, or if a request is made to remove such legend from certificates representing Shares, the certificates so issued shall bear the above legend, or the above legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel, as may be reasonably required by the Issuer, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Shares are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Issuer of such reasonably satisfactory evidence, the Issuer shall cause the transfer agent for the Shares to countersign and deliver certificates representing Shares that do not bear the legend.

            SECTION 11.21. Conversion Adjustments Upon Share Separation.

            (a) Notwithstanding anything to the contrary contained in this
Article 11, but subject to Section 11.21(b), in the event of a transaction as a result of which the Corporation Shares trade on a United States National Securities Exchange separately from the Class B Shares, whether or not the Class B Shares continue to trade on any United States National Securities Exchange (a "Share Separation"), the Securities shall not be convertible into Shares, but shall instead be convertible solely into Corporation Shares. Upon the occurrence of a Share Separation, the Conversion Rate of the Securities shall be adjusted and shall equal the Conversion Rate in effect on the Business Day immediately prior to the effective date of the Share Separation multiplied by a percentage equal to one hundred percent minus the Trust Percentage. The "Trust Percentage" shall mean a fraction, the numerator of which shall equal the aggregate value of all Class B Shares outstanding immediately after the Share Separation and the denominator of which shall equal the sum of (i) the aggregate value of all such Class B Shares and (ii) the aggregate value of all the Corporation Shares outstanding immediately after the Share Separation. The aggregate value of the Corporation Shares and the Class B Shares shall be based on the average closing prices on the applicable principal trading market of the Corporation Shares of the Class B Shares, as the case may be, over the first five consecutive trading days after the effective date of the Share Separation; provided that if the Class B Shares are not then traded on a United States National Securities Exchange, the aggregate value of the Class B Shares shall be determined in the good faith of the Board of Directors based upon the valuation opinion of a nationally recognized investment bank.

            (b) In the event ( a "Trust Assumption Event") that (i) a Share Separation occurs, (ii) the Trust Percentage, as determined pursuant to Section 11.21(a), is greater than 50% and (iii) a Rating Event occurs, then the Trust shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Securities and this Indenture and the Securities shall be convertible solely into Class B Shares. Upon the occurrence of a Trust Assumption Event and the execution of such supplemental indenture, the Trust shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, and the predecessor Issuer shall be discharged from all of its obligations under the Securities and this Indenture. Upon the occurrence of a Trust Assumption Event, the Conversion Rate of the Securities shall be adjusted and shall equal the Conversion Rate in effect on the Business Day immediately prior to the effective date of the Share Separation multiplied by the Trust Percentage, as determined pursuant to Section 11.21(a). A "Rating Event" means that after the first public announcement by the Issuer of a Share Separation and before the effective date of such Share Separation, either Moody's Investor Service, Inc. or Standard & Poor's Rating Group (or, in either case, if such Person ceases to rate the Securities for reasons outside the control of the Issuer, any other "nationally recognized statistical rating agency organization" (within the meaning of Rule 15c3-

1(c)(2)(vi)(F) under the Exchange Act) selected by the Issuer as a replacement agency) rates the long-term senior debt of the Issuer below the rating of the Securities in effect immediately prior to such public announcement.

            (c) In the event that a Share Separation occurs, Holders of Securities shall not be entitled to convert their Securities into Shares for the period beginning on the record date for such Share Separation and ending on the first Business Day succeeding the first five consecutive trading days after the effective date of such Share Separation.

            (d) In the event that a transaction constituting a Share Separation or a Trust Assumption Event occurs that would require an adjustment of the Conversion Rate pursuant to the provisions of this Article 11, the Conversion Rate shall not be adjusted other than as described in Sections 11.21(a) and (b), as the case may be.

                                   ARTICLE 12

                               SECURITY GUARANTEE

            SECTION 12.01. Guarantee.

            (a) Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuer hereunder or thereunder, that:
(a) the Issue Price of and accrued Original Issue Discount (or interest, if the Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event) and Contingent Interest and Defaulted Interest, if any, on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption, purchase or otherwise, and interest on the overdue principal of and interest (including Contingent Interest) on the Securities, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            (b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the

Issuer, protest, notice and all demands whatsoever and covenant that its guarantee shall not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

            (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, the guarantee of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.

            (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Securities in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders of Securities, respectively, and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

            SECTION 12.02. Limitation on Guarantor Liability.

            Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 12, result in the obligations of such Guarantor under its guarantee not constituting a fraudulent transfer or conveyance.

            SECTION 12.03. Delivery of Guarantee.

            (a) To evidence its guarantee set forth in Section 12.01, each Guarantor hereby agrees that the Securities shall bear a notation stating that such Securities are guaranteed by the Guarantors in accordance with this Article 12 and may be released upon the terms and conditions set forth in this Indenture.

            (b) Each Guarantor hereby agrees that its guarantee set forth in
Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such guarantee.

            (c) If an officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Security, such guarantee shall be valid nevertheless.

            (d) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantees set forth in this Indenture on behalf of the Guarantors.

            (e) In the event that the Issuer creates or acquires any new Subsidiaries subsequent to the date of this Indenture and such Subsidiaries become guarantors under the Senior Credit Facility, then the Issuer shall cause such Subsidiaries to become Guarantors under this Indenture and to execute a supplemental indenture to this Indenture.

            SECTION 12.04. Guarantors May Consolidate, etc. on Certain Terms.

            (a) Except as otherwise provided in Section 12.05, no Guarantor may consolidate with or merge with or into (unless such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

                        (i) subject to Section 12.05 hereof, the Person formed
            by or surviving any such consolidation or merger unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities and the Indenture on the terms set forth herein or therein; and

                        (ii) immediately after giving effect to such
            transaction, no Default or Event of Default exists.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor and such predecessor Guarantor shall be discharged from its obligations under the Securities and this Indenture.

            (b) Except as set forth in Articles 4 and 5 hereof, and notwithstanding clause (a) above, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

            SECTION 12.05. Release.

            (a) To the extent that a Guarantor is released as a guarantor under the Senior Credit Facility or the Senior Credit Facility is refinanced without such Guarantor being a guarantor under the new credit facility or in the event the Senior Credit Facility is otherwise terminated, then such Guarantor (in the event of a termination of the Senior Credit Facility, all Guarantors) will be released and relieved of any obligations under its guarantee to the same extent that such Guarantor was released and relieved of any obligations under the Senior Credit Facility. Upon delivery by the Issuer to the Trustee of an Officers' Certificate to the effect that such release has occurred in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its guarantee.

            (b) Any Guarantor not released from its obligations under its guarantee shall remain liable for the full amount of the Principal Amount at Maturity (or, if such Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event, Restated Principal Amount) and Original Issue Discount (or interest, if the Securities have been converted into semi-annual coupon notes following the occurrence of a Tax Event) and Contingent Interest and Defaulted Interest, if any, on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.

                                   ARTICLE 13

                                  MISCELLANEOUS

            SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

            SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

            If to the Issuer:


            Starwood Hotels & Resorts Worldwide, Inc.
            1111 Westchester Avenue
            White Plains, New York  10604
            Telecopy No.:  (914) 640-8260
            Attention:  General Counsel

            If to the Trustee:

            For payment, registration of transfer and exchange of the
            Securities:



            The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Notices to the Trustee shall be effective only upon receipt.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to Trust Indenture Act Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

            SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the
Trustee:

            (1) an Officers' Certificate of the Issuer in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required Principal Amount at Maturity of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 13.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

            SECTION 13.11. Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy of the Indenture is enough to prove this Indenture.

            SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            SECTION 13.14. Severability. If any provision in this Indenture is deemed unenforceable, it shall not affect the validity or enforceability of any other provision set forth herein, or of the Indenture as a whole.

                     [Rest of page intentionally left blank]

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                    STARWOOD HOTELS & RESORTS
                                    WORLDWIDE, INC.


                                    By:
                                       ------------------------------------
                                          Name:
                                          Title:


                                                             , as Trustee
                                    -------------------------


                                    By:
                                       ------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]


            FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $_____. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $_____, THE ISSUE DATE IS _______, 20__ AND THE YIELD TO MATURITY IS ___% PER ANNUM. IN ADDITION, THIS SECURITY IS SUBJECT TO REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. UNDER SUCH REGULATIONS, THE COMPARABLE YIELD OF THIS SECURITY IS ___%, AND THE PROJECTED PAYMENT SCHEDULE IS ATTACHED AS EXHIBIT __ TO THE INDENTURE. A HOLDER OF SECURITIES MAY ALSO OBTAIN THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST TO THE ISSUER AT THE FOLLOWING ADDRESS: STARWOOD HOTELS & RESORTS WORLDWIDE, INC., 1111 WESTCHESTER AVENUE, WHITE PLAINS,
NEW YORK 10604, ATTENTION: GENERAL COUNSEL.


      THE ISSUER AGREES, AND BY ACCEPTANCE OF A BENEFICIAL INTEREST IN THE SECURITY, EACH BENEFICIAL OWNER OF ALL OR ANY PORTION OF THE SECURITY EVIDENCED HEREBY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITY AS INDEBTEDNESS THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE "CONTINGENT DEBT REGULATIONS") AND, FOR PURPOSES OF THE CONTINGENT DEBT REGULATIONS, TO TREAT, WITHOUT LIMITATION, THE AMOUNT OF CASH AND THE FAIR MARKET VALUE OF ANY SHARES BENEFICIALLY RECEIVED UPON A CONVERSION OF THE SECURITY AS A CONTINGENT PAYMENT AND (2) TO BE BOUND BY THE ISSUER'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE", WITHIN THE MEANING OF THE CONTINGENT DEBT REGULATIONS, WITH RESPECT TO THE SECURITY.

      [INCLUDE IF SECURITY IS A RESTRICTED SECURITY - THE SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED

IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED, TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE NOTES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.]

      THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF _______, 20__, ENTERED INTO BY THE ISSUER FOR THE BENEFIT OF CERTAIN HOLDERS FROM TIME TO TIME OF SECURITIES.]

      [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                [ZERO COUPON] CONVERTIBLE [SENIOR] NOTE DUE 20__

CUSIP No. ____________

Issue Date: _______, 20__
Issue Price: $_______
(for each $1,000 Principal Amount at Maturity)


$___________ Principal Amount at
Maturity

Original Issue Discount: $_______
(for each $1,000 Principal
Amount at Maturity)



      Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (herein called the "Issuer" or the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or its registered assigns, the Principal Amount at Maturity set forth above [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary)] on _______, 20__.


      This Security shall not bear periodic interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.



                                          STARWOOD RESORTS & HOTELS
                                            WORLDWIDE, INC.


                                          By:_______________________________
                                             Name:__________________________
                                             Title:_________________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


__________________, as Trustee, certifies that this is the Security referred to in the Indenture.




By:_________________________________
   Authorized Signatory


Date of authentication:

                       [FORM OF REVERSE SIDE OF SECURITY]


     This Security is one of a duly authorized issue of Notes of the Issuer designated as its [Zero Coupon] Convertible [Senior] Notes due 20__, limited in aggregate Principal Amount at Maturity to $_____________ (subject to increase by up to $_____________ in the event the Initial Purchaser exercises the over-allotment option granted to it in the Purchase Agreement) (herein called the "Securities"), issued and to be issued under an Indenture, dated as of _______, 20__ (herein called the "Indenture"), among the Issuer, the guarantors party thereto and ______________, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.


      Interest - This Security shall not bear periodic interest, except as specified herein. If the Principal Amount at Maturity (or, if such Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event, Restated Principal Amount) hereof or any portion of such Principal Amount at Maturity (or, if such Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event, Restated Principal Amount) is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price, upon the date set for payment of a Purchase Price or Change in Control Purchase Price or upon the Stated Maturity of this Security) or if interest (including Contingent Interest, if any) due hereon or any portion of such interest is not paid when due in accordance with the paragraph entitled "Contingent Interest" hereof, then in each such case the overdue amount shall bear interest at the rate of ___% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount. Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at ___% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security. Original Issue Discount shall cease to accrue on the earlier of (a) the date on which the Principal Amount hereof or any portion of such Principal Amount becomes due and payable and (b) any Redemption Date, Conversion Date, Change in Control Purchase Date, Purchase Date or other date on which such Original Issue Discount (or, if such Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event, interest thereon) shall cease to accrue in accordance with Section 2.09 of the Indenture.

      Method of Payment - Holders must surrender Securities to the Paying Agent to collect all payments in respect of the Securities, except for liquidated damages payable pursuant to the Registration Rights Agreement and, if such Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event, interest thereon and Contingent Interest. The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

      Contingent Interest - Subject to the accrual and record date provisions specified in this paragraph, the Issuer shall pay contingent interest ("Contingent Interest") to the Holders during any six-month period (a "Contingent Interest Period") from ________ to ________ and from ________ to ________, commencing after ________, 20__, if the average Security Market Price for the five trading days ending on the second trading day immediately preceding the relevant six-month period with respect to such Contingent Interest Period equals 120% or more of the sum of the Issue Price of a Security and Original Issue Discount accrued thereon to the trading day immediately preceding the first day of the relevant Contingent Interest Period.

      The amount of Contingent Interest payable per Security in respect of any Contingent Interest Period shall equal the greater of (x) a per annum rate equal to ___% of the Issuer's then current per annum borrowing rate for senior non-convertible fixed rate indebtedness with a maturity date comparable to the Securities, estimated in good faith by the Board of Directors, multiplied by the sum of the Issue Price of a Security and Original Issue Discount accrued thereon to the trading day immediately preceding the first day of the relevant Contingent Interest Period and (ii) a per annum rate of ___% multiplied by the average Security Market Price for the five trading days ending on the second trading day immediately preceding the relevant Contingent Interest Period. Contingent Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.


      Contingent Interest, if any, will accrue and be payable to Holders as of the 15th day preceding the last day of the relevant Contingent Interest Period. Such payments shall be paid on the last day of the relevant Contingent Interest Period. Original Issue Discount will continue to accrue at ___ % per annum whether or not Contingent Interest is paid.


      "Security Market Price" means, as of any date of determination, the average of the secondary market bid quotations per Security obtained by the Bid Solicitation Agent for $10 million Principal Amount at Maturity at approximately 4:00 p.m. (New York City time) on such determination date from two recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Issuer) selected by the Issuer; provided, however, if (a) at least two such bids are not obtained by the Bid Solicitation Agent or (b) in the Issuer's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the Market Price of the Securities for such determination date shall equal (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price for the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 11.06, 11.07, 11.08 or 11.21 (subject to the conditions set forth in Sections 11.09 and 11.10) of the Indenture.

      Upon determination that Holders will be entitled to receive Contingent Interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Issuer shall issue a press release and publish such information on its web site at www.starwoodhotels.com or such other website as the Issuer may from time to time maintain.

      Redemption at the Option of the Issuer - No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Issuer at a Redemption Price equal to the Issue Price plus the accrued Original Issue Discount to the Redemption Date as set forth in the next paragraph, provided that the Securities are not redeemable prior to ________, 20__ at the option of the Issuer.

      The table below shows redemption prices (each a "Redemption Price") of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices equal the Issue Price plus accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.


                                             ACCRUED ORIGINAL    REDEMPTION
                                ISSUE         ISSUE DISCOUNT        PRICE
                DATE           PRICE(1)         AT ___%(2)        (1) + (2)
           ----------------------------------------------------------------
           ________, 20__      $                $                 $
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
           ________, 20__
              At Stated        $                $                 $
              Maturity


      In addition, if there shall have occurred a Trust Assumption Event, the Issuer or the Trust, at either the Issuer's or the Trust's option, may elect to redeem Securities for a period of 60 days following the effective date of such Trust Assumption Event for cash at a redemption price (the "Trust Assumption Event Redemption Price") equal to the Issue Price of the Securities plus accrued Original Issue Discount through the Trust Assumption Event Redemption Date.

      If converted to a semi-annual coupon note following the occurrence of a Tax Event, this Security will be redeemable at the option of the Issuer at the Restated Principal Amount plus accrued and unpaid interest (including Contingent Interest) from the later of the date of such conversion and the date on which interest was last paid through the Redemption Date or the Trust Assumption Event Redemption Date, as the case may be; but in no event will this Security be redeemable before ________, 20__ at the option of the Issuer, unless a Trust Assumption Event shall have occurred.

      In addition to the Redemption Price or Trust Assumption Event Redemption Price payable with respect to all Securities or portions thereof to be redeemed as of a Redemption Date or Trust Assumption Event Redemption Date, as the case may be, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid Contingent Interest and Defaulted Interest, if any, with respect thereto, which Contingent Interest and Defaulted Interest shall be paid in cash on the Redemption Date or Trust Assumption Event Redemption Date, as the case may be.

      Purchase By the Issuer at the Option of the Holder - Subject to the terms and conditions of the Indenture, the Issuer shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the third Business Day prior to such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

      Purchase Date       Purchase Price
      -------------       --------------
      ________, 20__         $
      ________, 20__         $
      ________, 20__         $
      ________, 20__         $
      ________, 20__         $

      The Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) may be paid, at the option of the Issuer, in cash or by the issuance and delivery of Shares of the Issuer valued at the Market Price, or in any combination of cash and Shares.

      If prior to a Purchase Date this Security has been converted to a semi-annual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the applicable Restated Principal Amount plus accrued and unpaid interest from the later of the date of such conversion and the date on which interest was last paid to the Purchase Date.

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Issuer shall become obligated to repurchase the Securities if a Change in Control occurs at any time on or prior to ________, 20__ for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. If prior to a Change in Control Purchase Date this Security has been converted to a semi-annual coupon note following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal

Amount plus accrued and unpaid interest from the later of the date of such conversion and the date on which interest was last paid to the Change in Control Purchase Date.

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Trust shall become obligated to repurchase the Securities if a Trust Assumption Event occurs for a Trust Assumption Event Purchase Price equal to the Issue Price plus accrued Original Issue Discount to the Trust Assumption Event Purchase Date, which Trust Assumption Event Purchase Price shall be paid in cash. If prior to a Trust Assumption Event Purchase Date this Security has been converted to a semi-annual coupon note following the occurrence of a Tax Event, the Trust Assumption Event Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the later of the date of such conversion and the date on which interest was last paid to the Trust Assumption Event Purchase Date.

      In addition to the Purchase Price, Change in Control Purchase Price or Trust Assumption Event Purchase Price, as the case may be, payable with respect to all Securities or portions thereof to be purchased as of the Purchase Date, the Change in Control Purchase Date or Trust Assumption Event Purchase Date, as the case may be, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid Contingent Interest and Defaulted Interest, if any, with respect thereto, which Contingent Interest and Defaulted Interest shall be paid in cash promptly following the later of the Purchase Date, the Change in Control Purchase Date or Trust Assumption Event Purchase Date, as the case may be, and the time of delivery of such Securities to the Paying Agent pursuant to the Indenture.

      Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash and/or securities sufficient to pay the Purchase Price or cash sufficient to pay the Change in Control Purchase Price or cash sufficient to pay the Trust Assumption Event Purchase Price, as the case may be, of, together with any accrued and unpaid Contingent Interest with respect to, all Securities or portions thereof to be purchased as of the Purchase Date, the Change in Control Purchase Date or the Trust Assumption Event Purchase Date, as the case may be, are deposited with the Paying Agent on the Business Day following the Purchase Date, the Change in Control Purchase Date or Trust Assumption Event Purchase Date, as the case may be, Original Issue Discount or, if the Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event, interest, and Contingent Interest, will cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date, Change in Control Purchase Date or Trust Assumption Event Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price, Change in Control Purchase Price or the Trust Assumption Event Purchase Price, as the case may be, and accrued and unpaid Contingent Interest, if any, upon surrender of such Security).

      If the Issuer elects to pay all or part of the Purchase Price in Shares, the portion of accrued Original Issue Discount (or interest if the Issuer has exercised the option to convert the Securities into semi-annual coupon notes as provided for herein) attributable to the period from the Issue Date (or, if the Issuer has exercised its option to convert the Securities into semi-annual coupon notes, the later of (x) the date of such exercise, and (y) the date on which interest was last paid) through the Purchase Date with respect to the surrendered Security and (except as provided below) accrued Contingent Interest and Defaulted Interest with respect to the surrendered Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Shares (together with cash payment, if any, in lieu of fractional Shares) and cash, if any, in exchange for the Security being purchased pursuant to the terms hereof; and such cash, if any, and the fair market value of such Shares (together with any such cash payment in lieu of fractional Shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Issuer has exercised its option to convert the Securities into semi-annual coupon notes) accrued through the Purchase Date and accrued Contingent Interest and Defaulted Interest, and the balance, if any, of such cash and the fair market value of such Shares (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Security being purchased pursuant to the provisions hereof.

      Ranking - The Securities shall be general senior obligations of the Issuer. The Securities are secured on an equal and ratable basis under the Pledge Agreement pursuant to Section 4.09 of the Indenture. The security under the Pledge Agreement may be released as provided in the Indenture.

      Guarantee - The Securities are guaranteed by the Guarantors in accordance with Article 12 of the Indenture. The guarantees may be released upon the terms and conditions set forth in the Indenture.

      Conversion - A Holder of a Security may convert it into Shares in accordance with the terms and conditions set forth in Article 11 of the Indenture.

      After ________, 20__, a Holder's right to convert Securities into Shares is subject to the Issuer's right to elect to instead pay such Holder the amount of cash set forth in the next succeeding sentence in lieu of delivering all or part of such Shares; provided, however, that if such payment of cash is not permitted pursuant to the provisions of the Indenture, the Issuer shall deliver Shares (and cash in lieu of fractional Shares) in accordance with Article 11 of the Indenture, whether or not the Issuer has delivered a notice pursuant to
Section 11.02 of the Indenture to the effect that the Securities will be paid in cash. The amount of cash to be paid for each $1,000 Principal Amount of a Security shall be equal to the Market Price of a Share multiplied by the Conversion Rate in effect on such Conversion Date. If the Issuer shall elect to make such payment wholly in Shares, then such Shares shall be delivered through the Conversion Agent to Holders surrendering Securities no later than the fifth Business Day following the Conversion Date. If, however, the Issuer shall elect to make any portion of such payment in cash, then the payment, including any delivery of Shares, shall be made to Holders surrendering Securities no later than the tenth Business Day following the Conversion Date.

      The Issuer shall not pay cash in lieu of delivering all or part of such Shares upon the conversion of any Security pursuant to the terms of Article 11 of the Indenture (other than cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Issuer delivers its notice of whether each Security shall be converted into Shares or cash) and is continuing an Event of Default (other than a default in such payment on such Securities).

      The initial Conversion Rate is ________ Shares per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Issuer will deliver cash or a check in lieu of any fractional Share.

      In the event the Issuer exercises its option pursuant to Section 10.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion into Shares to receive the same number of Shares such Holder would have received if the Issuer had not exercised such option. If the Issuer exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Securities to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest (including Contingent Interest) thereon that the registered Holder is entitled to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities shall be payable by the Issuer on any Interest Payment Date subsequent to the date of conversion.

      Securities surrendered for conversion during the period from the close of business on any date on which Contingent Interest accrues to the opening of business on the date on which such Contingent Interest is payable (except Securities with respect to which the Issuer has mailed a notice of redemption) must be accompanied by payment of an amount equal to the Contingent Interest and Defaulted Interest with respect thereto that the registered Holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no Contingent Interest or Defaulted Interest on converted Securities will accrue after the date of conversion.

      To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent for cancellation, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Issuer or the Trustee and (4) pay all funds required, if any, relating to interest (including Contingent Interest) on the Security to be converted for which you are not entitled and pay any transfer or similar tax, if required.

      A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on, or other distributions with respect to, any Shares except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (or interest, if the Issuer has exercised its option provided for below in "Tax Event") attributable to the period from the Issue Date (or, if the Issuer has exercised the option referred to below in "Tax Event", the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Security and (except as provided below) accrued Contingent Interest and accrued Defaulted Interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Shares (together with the cash payment, if any, in lieu of fractional Shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such Shares (together with any such cash payment in lieu of fractional Shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Issuer has exercised its option provided for below in "Tax Event") and accrued Contingent Interest accrued through the Conversion Date and Defaulted Interest, and the balance, if any, of the fair market value of such Shares shall be treated as delivered in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

      The Conversion Rate will be adjusted as provided in the Indenture.

      If the Issuer is a party to a consolidation, merger or binding share exchange or a transfer of its assets as, or substantially as, an entirety, or upon certain distributions described in the Indenture, the right to convert a Security into Shares may be changed into a right to convert it into securities, cash or other assets of the Issuer or another Person.

      In the event of a Share Separation, the Securities shall not be convertible in Shares, but shall instead be convertible solely into Corporation Shares except upon a Trust Assumption Event. Upon the occurrence of a Share Separation, the Conversion Rate of the Securities shall be adjusted in accordance with the terms of the Indenture. In addition, Holders of Securities shall not be entitled to convert their Securities into Shares for the period beginning on the record date for such Share Separation and ending on the first Business Day succeeding the first five consecutive trading days after the effective date of such Share Separation.

      Tax Event - From and after (1) the date (the "Tax Event Date") of the occurrence of a Tax Event and (2) the date the Issuer exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Issuer, interest in lieu of future Original Issue Discount shall accrue at the rate of ___% per annum on a principal amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the Option Exercise Date and shall be payable semi-annually on _________ and _________ of each year (each an "Interest Payment Date") to holders of record at the close of business on _________ or _________ (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

      Interest (including Contingent Interest) on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, provided that with respect to any Holder, such Holder shall have furnished to the Paying Agent all required wire payment instructions no later than the related Regular Record Date, or if no such instructions have been furnished, by check payable to such Holder.

      From and after the Option Exercise Date, Contingent Interest provided for in the paragraph entitled "Contingent Interest" hereof shall cease to accrue on this Security.

            Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer as provided for in Section 10.04(b) of the Indenture.

      [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

      [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- Subject to certain limitations in the Indenture, at any time when the Issuer is not subject to
Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]

      If an Event of Default shall occur and be continuing, the Issue Price plus the Original Issue Discount or, if the Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount plus interest, accrued on all the Securities and accrued Contingent Interest, if any, may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and of this Security and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities under the Indenture and this Security at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount at Maturity of the outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount at Maturity of the outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in Principal Amount at Maturity of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in Principal Amount at Maturity of outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment hereon on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the Principal Amount at Maturity, Restated Principal Amount, Purchase Price or Change in Control Purchase Price of, accrued Original Issue Discount or interest (including Contingent Interest), if any, on, and liquidated damages on this Security at the times, place and rate, and in the coin or currency, prescribed in the Indenture.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the security register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer established pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount at Maturity, will be issued to the designated transferee or transferees.

      The Securities are issuable only in registered form without coupons in denominations of $1,000 Principal Amount at Maturity and any integral multiple of $1,000 above that amount. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate Principal Amount at Maturity of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

      If you want to assign this Security, fill in the form below and have your signature guaranteed:

      I or we assign and transfer this Security to:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

(Print or type name, address and zip code and social security or tax ID number of assignee)

      and irrevocably appoint _____________________________________ agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

      Date:________________________     Signed:_______________________

      (Sign exactly as your name appears on the other side of this Security)

      Signature Guarantee:________________________________

      In connection with any transfer of this Security occurring prior to the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer), I or we are assigning and transferring this Security:

                                   [Check One]

      (1) [ ]    to the Issuer or a subsidiary of the Issuer; or

      (2) [ ] pursuant to and in compliance with Rule 144A under the Securities Act; or

      (3) [ ] outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

      (4) [ ] pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

      (5) [ ] pursuant to an effective registration statement under the Securities Act; or

      (6) [ ] pursuant to another available exemption from the registration requirements of the Securities Act.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered

Holder thereof, provided that if box (3), (4) or (6) is checked, the Issuer may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

      If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.09 of the Indenture shall have been satisfied.

      Date:_________________________    Signed:________________________

      (Sign exactly as your name appears on the other side of this Security)

      Signature Guarantee:________________________________


        TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

      The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

      Date:_________________________    Signed:________________________

      NOTICE: To be executed by an executive officer.

                            FORM OF CONVERSION NOTICE

      If you want to convert this Security into Shares of the Issuer, check the box: [ ]

      To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

      $_________________________________

      If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________

              (Insert other person's social security or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

            (Print or type other person's name, address and zip code)

      Date:_________________________    Signed:________________________

      (Sign exactly as your name appears on the other side of this Security)

              Signature Guarantee:________________________________


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